As filed with the Securities and Exchange Commission on February 28, 2000


                                                             File No. 811-7459


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 8



                          ASSET ALLOCATION PORTFOLIOS
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (345) 945-1824

               SUSAN JAKUBOSKI, ELIZABETHAN SQUARE, GEORGE TOWN,
                       GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                       ROGER P. JOSEPH, BINGHAM DANA LLP,
                      150 FEDERAL STREET, BOSTON, MA 02110



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                                EXPLANATORY NOTE


     Asset Allocation Portfolios has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.




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                                    PART A


Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4.  Investment Objectives, Principal Investment Strategies, and Related
         Risks.

PORTFOLIO GOALS


The goal of LARGE CAP VALUE PORTFOLIO is to provide long-term capital growth and current income.


The goal of SMALL CAP VALUE PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this goal.

The goal of INTERNATIONAL PORTFOLIO is current income and long-term growth of income accompanied by growth of capital.

The goal of FOREIGN BOND PORTFOLIO is to generate a high level of current income; total return and preservation of capital are secondary objectives.

The goal of each Portfolio may be changed without approval by that Portfolio's investors but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there can be no assurance that any Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES


Each Portfolio's principal investment strategies are described below. Each Portfolio may use other strategies and invest in other securities that are described in Part B to this Registration Statement. However, a Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. Each Portfolio's goal and strategies may be changed without investor approval. Of course, there can be no assurance that each Portfolio will achieve its goal.


LARGE CAP VALUE PORTFOLIO invests primarily in equity securities of issuers that have large market capitalizations (that is, market capitalizations within the top 1,000 stocks of the equity market). The Portfolio emphasizes securities issued by established companies with stable operating histories. Under normal circumstances, at least 65% of the Portfolio's total assets is invested in equity securities of these issuers.


SMALL CAP VALUE PORTFOLIO invests primarily in equity securities of U.S. small cap issuers that, at the time the securities are purchased, have market capitalizations below the top 1,000 stocks of the equity market. Under normal

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circumstances, at least 65% of the Portfolio's total assets is invested in equity securities of these issuers. At December 31, 1999, the maximum capitalization of issuers in this category was below $1.4 billion. This number will change with changes in the market. The Portfolio's equity securities may include stocks listed in the Russell 2000 Index, which is an index of small capitalization stocks.

Small cap companies generally have negligible dividend yields and extremely high levels of volatility. They may offer more profit opportunity during certain economic conditions than large and medium sized companies, but they also involve special risks.

EQUITY SECURITIES generally represent an ownership interest (or a right to acquire an ownership interest) in an issuer, and include COMMON STOCKS, SECURITIES CONVERTIBLE INTO COMMON STOCKS, PREFERRED STOCKS, WARRANTS for the purchase of stock and DEPOSITARY RECEIPTS. While equity securities historically have been more volatile than most fixed income securities, they historically have produced higher levels of total return.


Large Cap Value Portfolio and Small Cap Value Portfolio may also invest in debt securities. The Portfolios' debt securities must be investment grade when a Portfolio purchases them. Investment grade securities are those rated Baa or better by Moody's, BBB or better by Standard & Poor's, or which Citibank believes to be of comparable quality. Generally, less than 5% of Small Cap Value Portfolio's assets consist of debt securities rated Baa by Moody's or BBB by Standard & Poor's.

Large Cap Value Portfolio may invest in foreign equity and debt securities, including depositary receipts. Foreign securities may be issued by issuers in emerging markets countries.

Large Cap Value Portfolio's and Small Cap Value Portfolio's portfolio managers use a value oriented approach in managing each Portfolio. This means that they look for securities that they believe are currently undervalued, or priced below their true worth, but whose issuers have good longer term business prospects. An issuer may be undervalued relative to the stock market in general, relative to the underlying value of its assets or relative to what a sophisticated private investor would pay for the entire company. The Portfolios' portfolio managers analyze a variety of factors in order to determine that an issuer is undervalued. These factors include:

     o low price to earnings ratio relative to the market, industry group or earnings growth;

     o    low price relative to book value or cash flow;

     o valuable franchises, patents, trademarks, trade names, distribution channels or market share for particular products or services, tax

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          loss carryforwards, or other intangibles that may not be reflected in stock prices;

     o ownership of understated or underutilized tangible assets such as land, timber or minerals;

     o    underutilized cash or investment assets; and

     o    unusually high current income.

Issuers selected by the portfolio managers may exhibit one or more of these factors, and may include companies in cyclical businesses, turnarounds and companies emerging from bankruptcy.

The most common reasons for undervaluation are that a particular industry is out of favor, whether because of problems with specific issuers or because the economic environment is unfavorable, an issuer's management team has made mistakes, and issuers are hard to understand or value because they include many different businesses. Citibank believes that securities of companies which are temporarily underpriced may provide a higher total return over time than securities of companies whose positive attributes are reflected in the securities' current price.

Large Cap Value Portfolio and Small Cap Value Portfolio may each hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.


Derivatives. Large Cap Value Portfolio and Small Cap Value Portfolio may each use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in the cost of securities to be purchased in the future. Each Portfolio may also use derivatives for non-hedging purposes, to enhance potential gains. These derivatives include stock index futures and options for Small Cap Value Portfolio and stock index futures, interest rate futures, foreign currency futures, forwards and exchange contracts, options on securities and foreign currencies, options on interest rate and stock index futures and swaps for Large Cap Value Portfolio. In some cases, the derivatives purchased by a Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In other cases, a Portfolio may bear more counterparty risk. Derivatives may be thinly traded or illiquid. Derivatives may not be available on terms that make economic sense (for example, they may be too costly). A Portfolio's ability to use derivatives may also be limited by tax considerations.


Defensive Strategies. Large Cap Value Portfolio and Small Cap Value Portfolio may each, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, a

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Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. Portfolio managers for Citibank generally use a "bottom-up" approach when selecting securities for purchase by Large Cap Value Portfolio and Small Cap Value Portfolio. This means that they look primarily at individual companies against the context of broader market forces. The portfolio managers use this same approach when deciding which securities to sell. Securities are sold when a Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that the security no longer fits within the manager's overall strategies for achieving the Portfolio's goals. However, a Portfolio may continue to hold securities of issuers that become mid cap or large cap issuers, in the case of Small Cap Value Portfolio, or small or mid cap issuers, in the case of Large Cap Value Portfolio, if, in the managers' judgment, these securities remain good investments for the Portfolio.


Large Cap Value Portfolio and Small Cap Value Portfolio are each actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time a Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups a Portfolio pays to brokers or dealers when it buys and sells securities. For the fiscal years ended October 31, 1998 and 1999, Large Cap Value Portfolio's portfolio turnover rate was 61% and 74%, respectively. For the fiscal years ended October 31, 1998 and 1999, Small Cap Value Portfolio's portfolio turnover rate was 47% and 37%, respectively.

Under normal circumstances, INTERNATIONAL PORTFOLIO invests at least 65% of its total assets in stocks in at least three foreign markets. In selecting securities, the Portfolio's portfolio managers emphasize issuers in developed international equity markets, such as Europe, Australia, New Zealand, Japan, Hong Kong, Singapore, Canada and South Korea. The Portfolio may also purchase securities of issuers in developing countries. Normally the Portfolio invests at least 80% of its total assets in stocks that pay dividends. It also may invest in stocks that don't pay dividends or interest, but have growth potential unrecognized by the market or changes in business or management that indicate growth potential.

The Portfolio invests in equity securities, including common stocks and other securities with common stock characteristics, like convertible preferred stocks, convertible bonds or warrants. It may also buy debt securities such as bonds. Convertible securities and bonds will be rated at least A by a nationally recognized statistical rating organization (like Moody's or Standard & Poor's) or, if unrated, be of comparable quality in the portfolio manager's opinion. The Portfolio's foreign debt securities are short term, with maturities of one year or less.



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After International Portfolio buys a bond or convertible security, it may be given a lower rating or stop being rated. This would not require the Portfolio to sell the security, but the portfolio managers will consider the change in rating in deciding whether to keep the security.


Most of the foreign securities purchased by International Portfolio are traded and held outside of the U.S. Some foreign securities may be held on deposit in the U.S. as depositary receipts with a U.S. bank, and may be traded in the U.S. as well as in foreign markets.


International Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.


Derivatives. International Portfolio may use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in cost of securities to be purchased in the future. The Portfolio may also use derivatives for non-hedging purposes, to generate income or enhance potential gains. These derivatives include financial futures, stock index futures, foreign currency futures, forwards and exchange contracts, options on securities and foreign currencies, options on interest rate and stock index futures and swap agreements and related transactions such as caps, floors and collars. In some cases, the derivatives purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty risk. In other cases, the Portfolio may bear more counterparty risk. Derivatives may be thinly traded or illiquid. Derivatives may not be available on terms that make economic sense (they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.


Defensive Strategies. International Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal.

Management Style. In purchasing and selling securities for International Portfolio, the Portfolio's portfolio managers follow a value style. Stocks may be "undervalued" because they are part of an industry that is out of favor with investors generally. Even in those industries, though, individual companies may have high rates of growth of earnings and be financially sound. At the same time, the price of their common stock may be depressed because investors associate the companies with their industries. Typical value factors are:

     o    earnings yield at least 3% greater than the yield on long-term bonds;


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     o    dividend yield that exceeds the yield on a benchmark index;

     o    the company's overall financial strength; and

     o low price-to-earnings ratio relative to the company's expected growth rate.


The portfolio managers consider these same factors when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the manager believes that better opportunities exist or that the security no longer fits within the managers' overall strategies for achieving the Portfolio's goals.

International Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. For the fiscal years ended October 31, 1998 and 1999, International Portfolio's portfolio turnover rate was 43% and 26%, respectively.


FOREIGN BOND PORTFOLIO invests in fixed income securities of issuers in at least three non-U.S. markets. The Portfolio expects that under normal circumstances at least 85% of its assets will be so invested (for purposes of this measurement, issuers and countries may be represented by future contracts (including related options) with respect to underlying securities and options on such securities). The Portfolio's fixed income securities are primarily denominated in major foreign currencies and baskets of foreign currencies (such as the euro).

FIXED INCOME SECURITIES generally represent a debt obligation of an issuer, and include BONDS, SHORT-TERM OBLIGATIONS and MORTGAGE-BACKED and ASSET-BACKED SECURITIES. Fixed income securities, in general, offer a fixed stream of cash flow. Most bond investments focus on generating income. The potential for capital appreciation is a secondary objective. The value of fixed income securities generally goes up when interest rates go down, and down when rates go up. The value of these securities also fluctuates based on other market and credit factors.

Fixed income securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer or participations based on revenues, sales or profits. Changes in interest rates will generally cause bigger changes in prices of longer-term securities than in the prices of shorter-term securities.


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The Portfolio's fixed income securities include:

     o corporate debt securities, including convertible securities and corporate commercial paper;

     o    mortgage-backed and other asset-backed securities;

     o    inflation-indexed bonds issued by both governments and corporations;

     o    structured notes and loan participations;

     o bank certificates of deposit, fixed time deposits and bankers' acceptances;

     o    repurchase agreements and reverse repurchase agreements;

     o obligations of the U.S. government and of foreign governments or their agencies and instrumentalities; and

     o    obligations of international agencies or supranational entities.

Fixed income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to changes in relative values of currencies.

Foreign Bond Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.


Derivatives. Foreign Bond Portfolio may use derivatives in order to protect (or "hedge") against changes in interest rates, currency fluctuations or the prices of securities held or to be bought. The Portfolio may also use a wide variety of derivatives for non-hedging purposes, to enhance potential gains or generate income. In addition, the Portfolio may use derivatives to manage the maturity or duration of fixed income securities. Derivatives that Foreign Bond Portfolio may use include futures (including bond, interest rate and stock index futures), options on securities and on futures (including options on interest rate and stock index futures), interest rate swaps, equity swaps, and other types of available swap agreements, including caps, collars and floors. Foreign Bond Portfolio may also enter into foreign currency exchange contracts, purchase foreign currency futures, or purchase or write options on foreign currencies, or enter into currency swaps and other similar transactions. Derivatives may be used alone or in combination with other derivatives. In some cases, the derivatives purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In other cases, the Portfolio may bear more counterparty risk. Derivatives may be thinly traded or illiquid. Derivatives may not be available on terms that make economic sense

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(they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.


Foreign Bond Portfolio's use of derivatives, particularly for non-hedging purposes, may be risky. This practice could result in losses that are not offset by gains on other portfolio assets, causing the Portfolio's net asset value to go down. The Portfolio's ability to use derivatives successfully depends on the ability of the Portfolio's portfolio managers to accurately predict movements in stock prices, interest rates, currency exchange rates or other economic factors. If these predictions are wrong, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives.

Foreign Bond Portfolio's use of derivatives may involve leveraging. Under leveraging, a relatively small investment may produce substantial losses or gains for the Portfolio, well beyond the Portfolio's initial investment.

Short Sales. The Portfolio may engage in short sales of securities and foreign currencies.

When the Portfolio's portfolio manager anticipates that the price of a security will decline, the manager may enter into a short sale, or an agreement to sell the security, even though the Portfolio does not own it. The Portfolio will then borrow the same security from a broker or other institution in order to complete the sale. The Portfolio must later purchase the security in order to return the security borrowed. If the portfolio manager has predicted accurately, the price at which the Portfolio buys the security will be less than the price at which the Portfolio earlier sold the security, creating a profit for the Portfolio. However, if the price of the security goes up during this period, the Portfolio will be forced to buy the security for more than its sale price, causing a loss to the Portfolio. Non-U.S.
currencies may also be sold short.

Losses from short sales may be unlimited. As with derivatives, the Portfolio's use of short sales may entail leveraging and its related risks, as described above.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goals.

Management Style. Managers of mutual funds use different styles when managing portfolios. Portfolio managers for Citibank generally use a "top-down" approach when establishing duration and sector allocation and a "bottom-up" approach when selecting securities to purchase or sell for the Portfolio. When using a "top-down" approach the portfolio manager looks first at broad economic factors and market conditions. Security selection combines fundamental credit analysis

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with relative value decisions. Portfolio managers, working from an approved list of issuers, compare the yield advantage of an issue to other issues in its peer group.


The Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to broker or dealers when it buys and sells securities. For the fiscal years ended October 31, 1998 and 1999, Foreign Bond Portfolio's portfolio turnover rate was 693% and 646%, respectively.

BROKERAGE. Citibank or a subadviser may use brokers or dealers for Portfolio transactions that also provide brokerage and research services to a Portfolio or other accounts over which Citibank, a subadviser, or their affiliates exercise investment discretion. Each Portfolio may "pay up" for brokerage services, meaning that it is authorized to pay a broker or dealer that provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission another broker or dealer would have charged. However, a Portfolio will "pay up" only if Citibank or a subadviser determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which Citibank exercises investment discretion.


MAIN RISKS


A Portfolio's net asset value will change daily as the value of its underlying securities change. This means that an interest in a Portfolio may be worth more or less when it is sold than when it was bought.


The principal risks of investing in FOREIGN BOND PORTFOLIO are described below:


     o Market Risk. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. Some securities held by the Portfolio may be quite volatile, meaning that their prices can change significantly in a short time.


     o Interest Rate Risk. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. A change in interest rates could cause the Portfolio's net asset value to go down.


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     o    Credit Risk. It is possible that some issuers will not make payments on debt securities held by the Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in interests in the Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for the Portfolio to sell. The lower quality debt securities in which the Portfolio may invest are more susceptible to these problems than higher quality obligations.

     o Foreign Securities. Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

          o These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on fund investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Portfolio or issuers of securities, and political or social instability.

          o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

          o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

          o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.


          o Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect the Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of the Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent the Portfolio from realizing value in U.S. dollars from its investment in foreign securities. The Portfolio may also be

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               adversely affected by the conversion of European currencies to the Euro.

          o The Portfolio may invest in issuers located in emerging, or developing, markets.

               o Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income.

               o All of the risks of investing in foreign securities are heightened by investing in developing countries.

               o The markets of developing countries have been more volatile than the markets of developed countries with more mature economies.


     o Special Characteristics of Convertible Securities. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risk of stocks, and, like other debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.

     o Derivatives. The Portfolio's use of derivatives (such as futures contracts and options, and swap agreements and related transactions such as caps, floors and collars, and forward foreign currency exchange contracts), particularly when used for non-hedging purposes, may be risky. This practice could result in losses that are not offset by gains on other portfolio assets. Losses would cause the Portfolio's net asset value to go down. There is also the risk that the counterparty may fail to honor contract terms. This risk becomes more acute when the Portfolio invests in derivatives that are not traded on commodities exchanges or boards of trade. The Portfolio's ability to use derivatives successfully depends on its portfolio managers' ability to accurately predict movements in stock prices, interest rates, currency exchange rates or other economic factors. If the Portfolio's portfolio managers' predictions are wrong, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives.

          In some instances, the Portfolio's use of derivatives may have the effect of leveraging the Portfolio. Leveraging adds increased risks to the Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument - a relatively small investment may lead to much greater losses.


     o Portfolio Selection. The success of the Portfolio's investment strategy depends in large part on the investment process. The

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          portfolio managers may fail to pick securities that perform well because they are unable to predict accurately the direction of interest rates or to assess fundamental changes affecting the credit quality of issuers or other factors. In that case, an investor may lose money, or its investment may not do as well as an investment in another fixed income portfolio.


     o Short Sales. The Portfolio may engage in short sales. Losses from short sales may be unlimited.


     o Prepayment and Extension Risk. The issuers of debt securities that may be held by the Portfolio may be able to call a bond or prepay principal due on the securities, particularly during periods of declining interest rates. The Portfolio may not be able to reinvest that principal at attractive rates, reducing income to the Portfolio, and the Portfolio may lose any premium paid. The Portfolio would also lose the benefit of falling interest rates on the price of the repaid bond. On the other hand, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and the Portfolio's net asset value more volatile. Securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. Mortgage-backed securities, including CMOs, are particularly susceptible to prepayment risk and their prices may be more volatile than a security having no prepayment option.


     o Zero Coupon and Payment-In-Kind Obligations. Zero coupon obligations pay no current interest. Although payment-in-kind obligations may pay interest in cash, they are similar to zero coupon obligations because the issuer has the option to make interest payments in additional debt obligations rather than cash. As a result, the prices of zero coupon and payment-in-kind obligations tend to be more volatile than those of securities that offer regular payments of interest. This makes the Portfolio's net asset value more volatile. In order to pay cash distributions representing income on zero coupon and payment-in-kind obligations, the Portfolio may have to sell other securities on unfavorable terms. These sales may generate taxable gains for Portfolio investors.


     o Year 2000 Risk. Year 2000 Risk, the risk that computers will fail or generate faulty information after December 31, 1999, may continue to cause problems well into the Year 2000. The Portfolio may be adversely affected by the Year 2000 problems of its service providers, the markets on which it trades securities, or the issuers of the securities it holds.


The principal risks of investing in LARGE CAP VALUE PORTFOLIO, SMALL CAP VALUE PORTFOLIO and INTERNATIONAL PORTFOLIO are described below:

     o Market Risk. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. Some securities held by a Portfolio may be quite volatile, meaning that their prices can change significantly in a short time.

     o Interest Rate Risk. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. A change in interest rates could cause the Portfolio's net asset value to go down.


     o Credit Risk. It is possible that some issuers will not make payments on debt securities held by a Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in interests in a Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for a Portfolio to sell. The lower quality debt securities in which a Portfolio may invest are more susceptible to these problems than higher quality obligations.

     o Foreign Securities. Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject. Small Cap Value Portfolio generally does not invest in foreign securities.

          o These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on fund investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by a Portfolio or issuers of securities, and political or social instability.

          o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

          o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

          o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.


          o Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of a Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent a Portfolio from realizing value in U.S. dollars from its investment in foreign securities. A Portfolio could also be adversely affected by the conversion of European currencies to the Euro.

          o The Portfolios may invest in issuers located in emerging, or developing, markets.

               o Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income.

               o All of the risks of investing in foreign securities are heightened by investing in developing countries.

               o The markets of developing countries have been more volatile than the markets of developed countries with more mature economies.

     o Special Characteristics of Convertible Securities. Convertible securities, which are debt securities or preferred stock that may be converted into common stock, are subject to the market risk of stocks, and, like debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.


     o Derivatives. The Portfolios' use of derivatives (such as futures contracts and options, and, for all Portfolios other than Small Cap Value Portfolio, swap agreements and related transactions such as caps, floors and collars, and forward foreign currency exchange contracts), particularly when used for non-hedging purposes, may be risky. This practice could result in losses that are not offset by gains on other portfolio assets. Losses would cause a Portfolio's net asset value to go down. There is also the risk that the counterparty may fail to honor contract terms. This risk becomes more acute when a Portfolio invests in derivatives that are not traded on commodities exchanges or boards of trade. A Portfolio's ability to use derivatives successfully depends on its portfolio managers' ability to accurately predict movements in stock prices, interest rates, currency exchange rates or other economic factors. If a Portfolio's portfolio managers' predictions are wrong, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives.


     o Value Investing. Value investing involves selecting stocks that are inexpensive compared to other companies with similar earnings or assets. However, value stocks may continue to be inexpensive for long periods of time, and may never realize their potential. A security may not achieve its expected value because the circumstances causing it to be underpriced stay the same or worsen. Or, value stocks as a class may be out of favor with investors. In that case, a Portfolio may underperform other stock funds that do not use a value approach.

     o Portfolio Selection. The success of a Portfolio's investment strategy depends largely on the portfolio managers' skill in identifying securities of issuers that are in fact undervalued, but have good longer term business prospects. The portfolio managers may not be correct in their determinations. In that case, an investor may lose money, or its investment may not do as well as an investment in another stock portfolio using a value approach.


     o Smaller Companies. The securities of smaller capitalization companies may have more risks than those of larger, more seasoned companies. They may be particularly susceptible to market downturns because of limited product lines, markets, distribution channels or financial and management resources. Also, there may be less publicly available information about small cap companies. Investments in small cap companies may be in anticipation of future products or services to be provided by such companies. If those products or services are delayed, the prices of the securities of such companies may drop. In addition, sometimes the prices of the securities of smaller capitalized companies rise and fall based on investor perception rather than economics. Securities of small cap companies may be thinly traded, making their disposition more difficult. For all of these reasons, the prices of the securities of small cap companies may be more volatile, causing a Portfolio's net asset value to be volatile. Portfolios that invest a higher percentage of their assets in small cap stocks are generally more volatile than funds investing a higher percentage of their assets in larger, more established companies. An investment in Small Cap Value Portfolio is particularly susceptible to the risks described in this paragraph.


     o Year 2000 Risk. Year 2000 Risk, the risk that computers will fail or generate faulty information after December 31, 1999, may continue to cause problems well into the Year 2000. A Portfolio may be adversely affected by the Year 2000 problems of its service providers, the markets on which it trades securities, or the issuers of the securities it holds.


Please note that an investment in the Portfolios is not a deposit of Citibank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Item 6.  Management, Organization and Capital Structure.

INVESTMENT MANAGERS


Each Portfolio draws on the strength and experience of Citibank. Citibank is the investment manager of each Portfolio, and subject to policies set by the Portfolio's Trustees, Citibank makes investment decisions. Citibank has been managing money since 1822. With its affiliates, it currently manages more than $351 billion in assets worldwide. Citibank, with headquarters at 153 East 53rd Street, New York, New York, is a wholly-owned subsidiary of Citigroup Inc.

Citibank and its affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolios. They may also own the securities of these issuers. However, in making investment decisions for each Portfolio, Citibank does not obtain or use material inside information acquired by any division, department or affiliate of Citibank in the course of those relationships. Citibank and its affiliates may have loans outstanding that are repaid with proceeds of securities purchased by a Portfolio.

Citibank is responsible for recommending the hiring, termination or replacement of any subadviser and for supervising and monitoring the performance of any subadviser.


The following subadvisers currently manage the following Portfolios:


LARGE CAP VALUE PORTFOLIO: SSB Citi Fund Management LLC (formerly known as SSBC Fund Management, Inc.) (SSB Citi), 388 Greenwich Street, New York, New York 10013. SSB Citi, an affiliate of Citibank, is a registered investment adviser that is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc., which in turn is a wholly-owned subsidiary of Citigroup Inc. Frances A. Root has been the portfolio manager for Large Cap Value Portfolio since January 22, 1999. Ms. Root is a Managing Director and a Senior Equity Portfolio Manager of SSB Citi. She joined Smith Barney Capital Management in 1992 as a Vice President and Equity Portfolio Manager and she continued in that role until 1998 when she became a Managing Director of SSB Citi and a Senior Equity Portfolio Manager. SSB Citi took over responsibility for the daily management of the Portfolio on January 22, 1999. Prior to this date, Miller Anderson & Sherrerd, LLP, was responsible for the daily management of the Portfolio.

SMALL CAP VALUE PORTFOLIO: Franklin Advisory Services LLC (formerly known as Franklin Advisory Services, Inc.), One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024. Franklin Advisory Services is a registered investment adviser. William J. Lippman, President of Franklin Advisory Services or its predecessor since 1988, has been responsible for the daily management of U.S. small cap value securities since the Portfolio's inception. Mr. Lippman also serves as Senior Vice President of Franklin Resources, Inc. and Franklin Advisers, Inc.

INTERNATIONAL PORTFOLIO: Hotchkis and Wiley, 725 South Figueroa Street, Suite 4000, Los Angeles, California 90017-5400. Hotchkis and Wiley was founded in 1980 and is a division of Merrill Lynch Asset Management, L.P., a registered investment adviser. As of December 31, 1999, Hotchkis and Wiley managed approximately $12.6 billion in assets. Harry W. Hartford and Sarah H. Ketterer have been responsible for the daily management of international equity securities since the Portfolio's inception. Mr. Hartford, Managing Director and Portfolio Manager, joined Hotchkis and Wiley in 1994, where he is responsible for international investment and research in the U.K. and Europe, and where he serves on the Investment Policy Committee. Ms. Ketterer, a Managing Director and Portfolio Manager, joined Hotchkis and Wiley in 1990, where she is responsible for international investment research in the Asia-Pacific, Japan and Canadian regions, and where she has served on the Investment Policy Committee.

FOREIGN BOND PORTFOLIO: Salomon Brothers Asset Management Limited (SBAM), P.O. Box 200, Cottons Centre, Hays Lane, London SE12QT, U.K. SBAM, an affiliate of Citibank, began operations in 1990 and is a U.S. registered investment adviser. SBAM is a wholly-owned indirect subsidiary of Citigroup Inc. David Scott is the portfolio manager. Mr. Scott is a Managing Director, Portfolio Manager and Investment Policy Committee Member of SBAM. Mr. Scott joined SBAM in April 1994 as Director and Head of Global Fixed Income responsible for their global bond products and has been a Portfolio Manager for SBAM and Salomon Brothers Asset Management Inc since that time. SBAM took over responsibility for the daily management of the Portfolio's foreign fixed income securities on March 1, 1999. Prior to that date, Pacific Investment Management Company was responsible for the daily management of the Portfolio's foreign fixed income securities.

Citibank is responsible for recommending the hiring, termination or replacement of any subadviser and for supervising and monitoring the subadviser's performance.


MANAGEMENT FEES


For the services Citibank and the subadvisers provided under management agreements for the Portfolios for their fiscal years ended October 31, 1999, Citibank and the subadvisers received the following percentages of each Portfolio's average daily net assets: 0.60% for Large Cap Value Portfolio; 0.75% for Small Cap Value Portfolio; 0.80% for International Portfolio; and 0.55% for Foreign Bond Portfolio.

CAPITAL STOCK

Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolios are not required and have no current intention to hold annual meetings of investors, but the Portfolios hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolios are series of Asset Allocation Portfolios (known as the "Trust"), which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in a Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED


Each Portfolio calculates its net asset value (NAV) every day the New York Stock Exchange is open for trading (Business Day). This calculation is made at the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. Eastern time. On days when the financial markets in which the Portfolio invests close early, NAV may be calculated as of the earlier close of those markets.


Portfolio securities and other assets are valued primarily on the basis of market quotations, or if quotations are not available, by a method believed to accurately reflect fair value. For foreign securities the values are translated from the local currency into U.S. dollars using current exchange rates. If trading in the currency is restricted, a Portfolio uses a rate believed to reflect the currency's fair value in U.S. dollars. Trading may take place in foreign securities held by a Portfolio on days when the Portfolio is not open for business. As a result, a Portfolio's NAV may change on days on which it is not possible to purchase or sell interests in the Portfolio.

It is intended that a Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

Each Portfolio expects to be treated as a partnership for U.S. federal income tax purposes. As a result, the Portfolios do not expect to pay any federal income taxes and, generally, investors in a Portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from a Portfolio. However, each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expenses, capital gains and losses, credits and other items whether or not distributed in determining its income tax liability.

The Trust also expects that investors in a Portfolio which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local or foreign tax consequences to them of investing in a Portfolio.

Item 8.  Distribution Arrangements.

The exclusive placement agent for each Portfolio is CFBDS, Inc. CFBDS receives no compensation for serving as the Portfolios' exclusive placement agent.

                                     PART B



Item 10.  Cover Page and Table of Contents.

     This Part B sets forth information with respect to Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio and Foreign Bond Portfolio, each a series of Asset Allocation Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for each Portfolio is February 28, 2000.



TABLE OF CONTENTS                                                       Page


Portfolio History.......................................................B-2
Description of each Portfolio and Its Investments and Risks.............B-2
Management of each Portfolio............................................B-36
Control Persons and Principal Holders
 of Securities..........................................................B-39
Investment Advisory and Other Services..................................B-40
Brokerage Allocation and Other Practices................................B-45
Capital Stock and Other Securities......................................B-47
Purchase, Redemption and Pricing of
 Securities.............................................................B-48
Taxation of each Portfolio..............................................B-50
Underwriters............................................................B-53
Calculations of Performance Data........................................B-53
Financial Statements....................................................B-53

Item 11.  Portfolio History.

     Asset Allocation Portfolios (the "Trust") was organized as a trust under the laws of the State of New York on December 14, 1995. Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio and Foreign Bond Portfolio (each, a "Portfolio" and collectively, the "Portfolios") were each designated as series of the Trust on August 8, 1997.

Item 12.  Description of each Portfolio and Its Investments and Risks.


     The investment objective of LARGE CAP VALUE PORTFOLIO is to provide long-term capital growth and current income.


     The investment objective of SMALL CAP VALUE PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

     The investment objective of INTERNATIONAL PORTFOLIO is current income and long-term growth of income, accompanied by growth of capital.

     The investment objective of FOREIGN BOND PORTFOLIO is to generate a high level of current income; total return and preservation of capital are secondary objectives.

     The policies described above and those described below are not fundamental and may be changed without investor approval.


     Each Portfolio may, but need not, invest in all of the investments and utilize all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Citibank, N.A., each Portfolio's investment manager ("Citibank" or the "Manager"), or of any subadviser for a Portfolio (each, a "Subadviser"), conditions and trends in the economy and financial markets, and investments being available on terms that, in the Citibank's or a subadviser's opinion, make economic sense.


BANK OBLIGATIONS
     Each of the Portfolios may invest in bank obligations, i.e., certificates of deposit, time deposits (including, with respect to the Portfolios other than Small Cap Value Portfolio, Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. A bankers' acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.


MORTGAGE-BACKED SECURITIES
     Each of the Portfolios (other than Small Cap Value Portfolio and International Portfolio) may invest in mortgage-backed securities. Some mortgage-backed securities represent interests in pools of mortgage loans. Interests in pools of mortgage-related securities differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages.


     The principal governmental issuers or guarantors of mortgage-backed securities are the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), and Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the United States Government while obligations of FNMA and FHLMC are supported by the respective agency only. Although GNMA certificates may offer yields higher than those available from other types of U.S. government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.


     Mortgage-backed securities may also be issued by private issuers such as commercial banks, savings and loans, mortgage bankers and private mortgage companies. These obligations are not backed by any governmental authority or agency.


     Each Portfolio (other than Small Cap Value Portfolio and International Portfolio) may also invest in collateralized mortgage obligations or "CMOs," a type of mortgage-backed security. CMOs are securities collateralized by mortgages, mortgage pass-through certificates, mortgage pay-through bonds

(bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence.

     Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligations is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-through certificates to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-through certificates issued or guaranteed by U.S. government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

     Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of a mortgage-backed security is not insured and may be subject to market volatility. When interest rates decline, mortgage-backed securities experience higher rates of prepayment because the underlying mortgages are refinanced to take advantage of the lower rates. The prices of mortgage-backed securities may not increase as much as prices of other debt obligations when interest rates decline, and mortgage-backed securities may not be an effective means of locking in a particular interest rate. In addition, any premium paid for a mortgage-backed security may be lost when it is prepaid. When interest rates go up, mortgage-backed securities experience lower rates of prepayment. This has the effect of lengthening the expected maturity of a mortgage-backed security. This particular risk, referred to as "maturity extension risk," may effectively convert a security that was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities. Thus, rising interest rates would not only likely decrease the value of a Portfolio's fixed income securities, but would also increase the inherent volatility of the Portfolio by effectively converting short-term debt instruments into long-term debt instruments. As a result, prices of mortgage-backed securities may decrease more than prices of other debt obligations when interest rates go up.

MORTGAGE "DOLLAR ROLL" TRANSACTIONS
     Each of the Portfolios (other than Small Cap Value Portfolio and International Portfolio) may enter into mortgage "dollar roll" transactions pursuant to which they sell mortgage-backed securities for delivery in the future and simultaneously contract to repurchase substantially similar securities on a specified future date. During the roll period, a Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated for the lost principal and interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Portfolio may also be compensated by receipt of a commitment fee. However, the Portfolio takes the risk that the market price of the mortgage-backed security will drop below the future purchase price. When the Portfolios use a mortgage dollar roll, they are also subject to the risk that the other party to the agreement will not be able to perform. A "covered roll" is a specific type of dollar roll for which a Portfolio establishes a segregated account with liquid securities equal in value to the securities subject to repurchase by the Portfolio. The Portfolios will invest only in covered rolls.

CORPORATE ASSET-BACKED SECURITIES
     Each of the Portfolios (other than Small Cap Value Portfolio and International Portfolio) may invest in corporate assetbacked securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.

     Corporate assetbacked securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The underlying assets (e.g., loans) are also subject to prepayments which shorten the securities' weighted average life and may lower their return.

     Corporate assetbacked securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, the securities may contain elements of credit support which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

RULE 144A SECURITIES
     Consistent with applicable investment restrictions, each of the Portfolios may purchase securities that are not registered under the Securities Act of 1933 (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act ("Rule 144A securities"). However, none of the Portfolios invests more than 15% of its net assets (taken at market value) in illiquid investments, which include securities for which there is no readily available market, securities subject to contractual restrictions on resale and Rule 144A securities, unless, in the case of Rule 144A securities, the Board of Trustees of the Trust determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The Trustees have adopted guidelines and, subject to oversight by the Trustees, have delegated to the Manager and to each Subadviser the daily function of determining and monitoring liquidity of Rule 144A securities.

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS
     Each Portfolio may invest up to 15% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for a Portfolio to sell them promptly at an acceptable price.

SECURITIES OF NON-U.S. ISSUERS
     Each of the Portfolios (other than Small Cap Value Portfolio) may invest in securities of non-U.S. issuers. Investing in securities of foreign issuers may involve significant risks not present in domestic investments. For example, the value of such securities fluctuates based on the relative strength on the U.S. dollar. In addition, there is generally less publicly available information about foreign issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Non-U.S. issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in securities of non-U.S. issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

     It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. stock markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in emerging markets countries) may be less liquid and more volatile than securities of comparable U.S. companies. Non-U.S. security trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payments, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.

     Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

     American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Portfolios (other than Small Cap Value Portfolio) to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

     ADRs, EDRs, and GDRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs, and there may not be a correlation between such information and the market value of the depositary receipts.

     The Portfolios may invest in securities of non-U.S. issuers that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.

     The risks described above, including the risks of nationalization or expropriation of assets, are typically increased to the extent that a Portfolio invests in issuers located in less developed and emerging markets nations, whose securities markets are sometimes referred to as "emerging securities markets." Investments in securities located in such countries are speculative and subject to certain special risks. Political and economic structures in many of these countries may be in their infancy and developing rapidly, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized and expropriated the assets of private companies.

     In addition, unanticipated political or social developments may affect the value of a Portfolio's investments in these countries and the availability to the Portfolio of additional investments in these countries. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make a Portfolio's investment in such countries illiquid and more volatile than investments in more developed countries, and the Portfolio may be required to establish special custodial or other arrangements before making investments in these countries. There may be little financial or accounting information available with respect to issuers located in these countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.


EURO CONVERSION
     Each of the Portfolios (other than Small Cap Value Portfolio) may invest in securities of issuers in European countries. Certain European countries have joined the European Economic and Monetary Union (EMU). Each EMU participant's currency began a conversion into a single European currency, called the euro, on January 1, 1999, to be completed by July 1, 2002. The consequences of the euro conversion for foreign exchange rates, interest rates and the value of European securities held by a Portfolio are presently unclear. European financial markets, and therefore, a Portfolio, could be adversely affected if the euro conversion does not continue as planned or if a participating country chooses to withdraw from the EMU. A Portfolio could also be adversely affected if the computing, accounting and trading systems used by its service providers are not capable of processing transactions related to the euro. These issues may negatively affect the operations of the companies in which a Portfolio invests as well.

REPURCHASE AGREEMENTS
     Each of the Portfolios may invest in repurchase agreements collateralized by securities in which that Portfolio may otherwise invest. Repurchase agreements are agreements by which a Portfolio purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed upon date within a number of days (frequently overnight and usually not more than seven days) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. government or government agency issues. Under the 1940 Act repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although that Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily. In the event of the bankruptcy of the other party to a repurchase agreement, a Portfolio could experience delays in recovering either the securities or cash. To the extent that, in the meantime, the value of the securities purchased has decreased, the Portfolio could experience a loss.


REVERSE REPURCHASE AGREEMENTS
     Each Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Portfolio and the agreement by the Portfolio to repurchase the securities at an agreed-upon price, date and interest payment. When a Portfolio enters into reverse repurchase transactions, securities of a dollar amount equal in value to the securities subject to the agreement will be segregated. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements are considered to be a form of borrowing by the Portfolio. In the event of the bankruptcy of the other party to a reverse repurchase agreement, a Portfolio could experience delays in recovering the securities sold. To the extent that, in the meantime, the value of the securities sold has changed, the Portfolio could experience a loss.

LENDING OF SECURITIES
     Consistent with applicable regulatory requirements and in order to generate income, each of the Portfolios may lend its securities to broker-dealers and other institutional borrowers. Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral, would also receive compensation based on investment of cash collateral (subject to a rebate payable to the borrower). Where the borrower provides the Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio, would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager or a Subadviser to be of good standing. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. The Manager or a Subadviser will make loans only when, in the judgment of the Manager or a Subadviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. If the Manager or a Subadviser determines to make loans, it is not intended that the value of the securities loaned would exceed 30% of the market value of the respective Portfolio's total assets.

WHEN-ISSUED SECURITIES
     Each of the Portfolios may purchase securities on a "when-issued" or on a "forward delivery" basis, which means that the securities would be delivered to the Portfolio at a future date beyond customary settlement time. It is expected that, under normal circumstances, the applicable Portfolio would take delivery of such securities, but the Portfolio may sell them before the settlement date. In general, a Portfolio does not pay for the securities until received and does not start earning interest until the contractual settlement date. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with Securities and Exchange Commission ("SEC") policies. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolio expects always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of a Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

SHORT SALES
     Foreign Bond Portfolio may seek to hedge investments or realize additional gains through short sales. Short sales are transactions in which the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio. Until the security is replaced, the Portfolio is required to repay the lender any dividends or interest that accrue during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold. A portion of the net proceeds of the short sale may be retained by the broker (or by the Portfolio's custodian in a special custody account), to the extent necessary to meet margin requirements, until the short position is closed out. The Portfolio will also incur transaction costs in effecting short sales.

     Foreign Bond Portfolio will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The Portfolio will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premiums, dividends, interest or expenses the Portfolio may be required to pay in connection with a short sale. An increase in the value of a security sold short by the Portfolio over the price at which it was sold short will result in a loss to the Portfolio, and there can be no assurance that the Portfolio will be able to close out the position at any particular time or at an acceptable price. Thus the Portfolio's losses on short sales are potentially unlimited.

     Foreign Bond Portfolio may also engage in short sales of non-U.S. currencies. See "Foreign Currency Exchange Transactions" below.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS
     The Portfolios (other than Small Cap Value Portfolio) may engage in foreign currency exchange transactions as an attempt to protect against uncertainty in the level of future foreign currency exchange rates or as an attempt to enhance performance.

     The Portfolios may enter into foreign currency exchange transactions to convert United States currency to foreign currency and foreign currency to United States currency, as well as convert foreign currency to other foreign currencies. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies.

     The Portfolios may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

     A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades. A Portfolio may enter into forward contracts for hedging and non-hedging purposes, including transactions entered into for the purposes of profiting from anticipated changes in foreign currency exchange rates.

     Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks beyond those associated with transactions in the futures and options contracts described herein. A forward contract entered into by a Portfolio may involve the purchase or sale, for a fixed amount of U.S. currency, of another currency. Each of the Portfolios (other than Small Cap Value Portfolio) may also enter into forward contracts for the purchase or sale, for a fixed amount of a non-U.S. currency, of another non-U.S. currency.

     When a Portfolio enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Portfolio may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

     When the Manager or a Subadviser believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar, a Portfolio may enter into a forward contract to sell the non-U.S. currency, for a fixed amount of U.S. dollars. If a Portfolio owns securities in that currency, the Manager or Subadviser may enter into a contract to sell the non-U.S. currency in an amount approximating the value of some or all of the Portfolio's securities denominated in such non-U.S. currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

     At the maturity of a forward contract, a Portfolio will either deliver the non-U.S. currency or terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If a Portfolio engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date a Portfolio enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Portfolio will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Portfolio will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

     Where a Portfolio enters into a forward contract with respect to securities it holds denominated in the non-U.S. currency, it is impossible to forecast with precision the market value of Portfolio securities at the expiration of the contract. Accordingly, it may be necessary for a Portfolio to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Portfolio is obligated to deliver.

     When a Portfolio enters into a forward contract for non-hedging purposes, there is a greater potential for profit but also a greater potential for loss. For example, a Portfolio may purchase a given foreign currency through a forward contract if the value of such currency is expected to rise relative to the U.S. dollar or another foreign currency. Conversely, a Portfolio may sell the currency through a forward contract if the value of the currency is expected to decline against the dollar or another foreign currency. The Portfolio will profit if the anticipated movements in foreign currency exchange rates occur, which will increase gross income. Where exchange rates do not move in the direction or the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions should be considered speculative and could involve significant risk of loss.

     Foreign Bond Portfolio may also engage in short sales of non-U.S. currencies in which the Portfolio would sell a currency that it did not own in anticipation of a fall in the value of that currency relative to U.S. dollars or another foreign currency. The Portfolio may do this even if it does not hold any securities or other assets denominated in the non-U.S. currency being sold short. In order for the Portfolio to deliver the currency sold short, it would be required to purchase the currency. If the expected decline occurs, the Portfolio would gain the difference between the price at which it sold the currency, and the price it paid for the currency. However, if the price of the currency increases, the Portfolio would suffer a loss to the extent that the purchase price of the currency exceeds the price of the currency it sold short. Foreign Bond Portfolio's losses on such short sales are potentially unlimited.

     Each Portfolio (other than Small Cap Value Portfolio) has established procedures consistent with policies of the SEC concerning forward contracts and, in the case of Foreign Bond Portfolio, short sales. Those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment or that the Portfolio otherwise covers its position in accordance with applicable regulations and policies.

     Each of the Portfolios (other than Small Cap Value Portfolio) may purchase put options on a currency in an attempt to protect against currency rate fluctuations or to seek to enhance gains. When a Portfolio purchases a put option on a currency, the Portfolio will have the right to sell the currency for a fixed amount in U.S. dollars, or other currency. Conversely, where a rise in the value of one currency is projected against another, the Portfolio may purchase call options on the currency, giving it the right to purchase the currency for a fixed amount of U.S. dollars or another currency. Each Portfolio (other than Small Cap Value Portfolio) may purchase put or call options on currencies, even if the Portfolio does not currently hold or intend to purchase securities denominated in such currencies.

     The benefit to the Portfolio from purchases of currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency option.

     The Portfolios may write options on currencies for hedging purposes or otherwise in an attempt to achieve their investment objectives. For example, where a Portfolio anticipates a decline in the value of the U.S. dollar value of a foreign security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Portfolio may be offset by the amount of the premium received. If the expected decline does not occur, the Portfolio may be required to sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. A Portfolio could also write call options on a currency, even if it does not own any securities denominated in that currency, in an attempt to enhance gains. In that case, if the expected decline does not occur, the Portfolio would be required to purchase the currency and sell it at a loss, which may not be offset by the premium received. As with a short sale of a security or a currency, the losses in this case could be unlimited.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a foreign security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, a Portfolio also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates. A Portfolio could also write put options on a currency, even if it does not own, or intend to purchase, any securities denominated in that currency. In that case, if the expected increase does not occur, the Portfolio would be required to purchase the currency at a price that is greater than the current exchange rate for the currency, and the losses in this case could exceed the amount of premium received for writing the options, and could be unlimited.

     Options on foreign currencies are traded on U.S. or foreign exchanges or in the over-the-counter market. Each of the Portfolios (other than Small Cap Value Portfolio) may enter into transactions in options on foreign currencies that are traded in the over-the-counter market. These transactions are not afforded the protections provided to traders on organized exchanges or those regulated by the CFTC. In particular, over-the-counter options are not cleared and guaranteed by a clearing corporation, thereby increasing the risk of counterparty default. In addition, there may not be a liquid market on these options, which may prevent a Portfolio from liquidating open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market conditions.

     The purchase and sale of foreign currency options are subject to the risks of the availability of a liquid secondary market and counterparty risk, as described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible interventions by governmental authorities and the effects of other political and economic events. In addition, the value of a Portfolio's positions in foreign currency options could be adversely affected by (1) other complex foreign political and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States or at the applicable Subadviser's place of business, and (4) imposition of different exercise and settlement terms and procedures and margin requirements than in the United States.

     In addition, because foreign currency transactions occurring in the interbank market generally involve substantially larger amounts than those that may be involved in the use of foreign currency options, the Portfolios may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

     There is no systematic reporting of last-sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets, or other markets used by the Manager or a Subadviser are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that may not be reflected in the U.S. or other markets used by the Portfolios.

     Put and call options on non-U.S. currencies written by a Portfolio will be covered by segregation of cash and liquid securities in an amount sufficient to discharge the Portfolio's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

     The Portfolios (other than Small Cap Value Portfolio) may engage in proxy hedges and cross hedges. For example, in a proxy hedge, a Portfolio, having purchased a security, would sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold might be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. A Portfolio may enter into a cross hedge if a particular currency is expected to decrease against another currency. For example, the Portfolio would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an attempt to protect against declines in value of the Portfolio's holdings denominated in the currency sold.

     Investing in ADRs and other depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities traded in currencies other than the U.S. dollar. Because the securities underlying ADRs are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other non-U.S. currency remains constant, and thus will reduce the value of the receipts covering such securities. A Portfolio may employ any of the above described foreign currency hedging techniques to protect the value of its assets invested in depositary receipts.

     Of course, a Portfolio is not required to enter into the transactions described above and does not do so unless deemed appropriate by the Manager or a Subadviser. It should be realized that under certain circumstances, the Portfolios may not be able to hedge against a decline in the value of a currency, even if the Manager or a Subadviser deems it appropriate to try to do so, because doing so would be too costly. Transactions entered into to protect the value of a Portfolio's securities against a decline in the value of a currency (even when successful) do not eliminate fluctuations in the underlying prices of the securities. Additionally, although hedging transactions may tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

     Investors should also be aware of the increased risk to a Portfolio and its investors when it enters into foreign currency exchange transactions for non-hedging purposes. Non-hedging transactions in such instruments involve greater risks and may result in losses which are not offset by increases in the value of a Portfolio's other assets. Although a Portfolio is required to segregate assets or otherwise cover certain types of transactions, this does not protect the Portfolio against risk of loss. Furthermore, the Portfolios' use of foreign currency exchange transactions may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument--a relatively small investment may lead to much greater losses.

OPTIONS
     Each of the Portfolios may write call and put options and purchase call and put options on securities for hedging and non-hedging purposes. Call and put options written by a Portfolio will be covered in the manner set forth below, or the Portfolio will segregate cash or liquid securities equal to the value of the securities underlying the option.

     A call option written by a Portfolio is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by a Portfolio in cash or liquid securities in a segregated account. A put option is "covered" if the Portfolio maintains cash or liquid securities with a value equal to the exercise price in a segregated account, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options written by a Portfolio may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. Even if the Portfolio's obligation is covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise. Covering an option does not protect the Portfolio from risk of loss.

     When a Portfolio writes a call option, the Portfolio, in return for a fee, or "premium", agrees to sell a security at the exercise price, if the holder exercises the right to purchase prior to the expiration date of the call option. If the Portfolio holds the security in question, the Portfolio gives up some or all of the opportunity to profit from the increase in the market price of the security during the life of the option. The Portfolio retains the risk of loss should the price of the security decline. If the option expires unexercised, the Portfolio realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the Portfolio realizes a gain or loss equal to the difference between the fund's cost for the underlying security and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.

     A Portfolio may terminate a call option it has written before it expires by entering into a closing purchase transaction. A Portfolio may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from closing a purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, if the Portfolio holds the underlying security any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security. If the Portfolio does not hold the underlying security, the Portfolio's loss could be unlimited.

     A Portfolio may write put options in an attempt to enhance its current return. Such option transactions may also be used as a limited form of hedging against an increase in the price of securities that a Portfolio plans to purchase. A put option written by the Portfolio gives the holder the right to sell, and, in return for a premium, obligates the Portfolio to buy, a security at the exercise price at any time before the expiration date.

     In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, a Portfolio may also receive a return on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a loss to the Portfolio, unless the security later appreciates in value. A Portfolio may terminate a put option it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

     Each of the Portfolios may purchase options for hedging purposes or to increase the Portfolio's return. When put options are purchased as a hedge against a decline in the value of portfolio securities, the put options may be purchased at or about the same time that the Portfolio purchases the underlying security or at a later time. If such decline occurs, the put options will permit a Portfolio to sell the securities at the exercise price, or to close out the options at a profit. By using put options in this way, the Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs. Similarly, when put options are used for non-hedging purposes, the Portfolio may make a profit when the price of the underlying security or instrument falls below the strike price. If the price of the underlying security or instrument does not fall sufficiently, the options may expire unexercised and the Portfolio would lose the premiums it paid for the option. If the price of the underlying security or instrument falls sufficiently and the option is exercised, the amount of any resulting profit will be offset by the amount of premium paid.

     Each of the Portfolios may purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such increase occurs, the call option will permit the Portfolio to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Portfolio and the premium would be lost.

     Call options may also be purchased in order to increase a Portfolio's return at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a call option may be sold by a Portfolio in closing sale transactions, which are sales by the Portfolio, prior to the exercise of options that it has purchased, of options of the same series. Profit or loss from the sale will depend upon whether the amount received is more or less than the premium paid for the option plus the related transaction costs. The purchase of call options on securities that a Portfolio owns, when a Portfolio is substantially fully invested, is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility.

     Each of the Portfolios may write (sell) call and put options and purchase call and put options on securities indices. The delivery requirements of options on securities indices differ from options on securities. Unlike a securities option, which contemplates the right to take or make delivery of securities at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (1) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (2) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or it may allow the option to expire unexercised.

     Each of the Portfolios may cover call options on securities indices by owning securities whose price changes, in the opinion of the Manager or a Subadviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. A Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held
(a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. A Portfolio may cover put options on securities indices by maintaining cash or liquid securities with a value equal to the exercise price in a segregated account or by holding a put on the same securities index and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. Investors should be aware that although a Portfolio will only write call or put options on securities indices that are covered, covering an option does not protect the Portfolio from risk of loss.

     A Portfolio will receive a premium from writing a put or call option, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's stock investments. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

     Each of the Portfolios may purchase put options on securities indices when the Manager or Subadviser believes that there may be a decline in the prices of the securities covered by the index. The Portfolio will realize a gain if the put option appreciates in excess of the premium paid for the option. If the option does not increase in value, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs.

     A Portfolio may purchase call options on securities indices to take advantage of an anticipated broad market advance, or an advance in an industry or market segment. A Portfolio will bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility.

     Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of a Portfolio to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. However, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when the Manager or a Subadviser desires that a Portfolio engage in such a transaction.

     Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether a Portfolio realizes a gain or loss from purchasing or writing of options on an index depends upon movements in the level of prices in the market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular security. As a result, successful use by a Portfolio of options on securities indices is subject to the Manager's or a Subadviser's ability to predict correctly movements in the direction of the market generally or of a particular industry. This ability contemplates different skills and techniques from those used in predicting changes in the price of individual securities. When a Portfolio purchases or writes securities index options as a hedging technique, the Portfolio's success will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the securities index selected.

     A Portfolio's purchase or sale of securities index options in an attempt to enhance performance involves speculation and may be very risky and cause losses, which, in the case of call options written, are potentially unlimited.

     The Portfolios may purchase over-the-counter ("OTC") or dealer options or sell covered OTC options. Unlike exchange-listed options where an intermediary or clearing corporation assures that all transactions are properly executed, the responsibility for performing all transactions with respect to OTC options rests solely with the writer and the holder of those options. A listed call option writer, for example, is obligated to deliver the underlying stock to the clearing organization if the option is exercised, and the clearing organization is then obligated to pay the writer the exercise price of the option. If a Portfolio were to purchase a dealer option, however, it would rely on the dealer from whom it purchased the option to perform if the option were exercised. If the dealer fails to honor the exercise of the option by the Portfolio, the Portfolio would lose the premium it paid for the option and the expected benefit of the transaction.

     Listed options may have a liquid market while dealer options have none. Consequently, a Portfolio will generally be able to realize the value of a dealer option it has purchased only by exercising it or reselling it to the dealer who issued it. Similarly, when a Portfolio writes a dealer option, it generally will be able to close out the option prior to the expiration only by entering into a closing purchase transaction with the dealer to which the Portfolio originally sold the option. Although the Portfolios will seek to enter into dealer options only with dealers who will agree to and that are expected to be capable of entering into closing transactions with the Portfolios, there can be no assurance that a Portfolio will be able to liquidate a dealer option at a favorable price at any time prior to expiration. The inability to enter into a closing transaction may result in material losses to a Portfolio. Until a Portfolio, as an OTC call option writer, is able to effect a closing purchase transaction, it will not be able to liquidate securities (or other assets) used to cover the written option until the option expires or is exercised. This requirement may impair a Portfolio's ability to sell portfolio securities or, with respect to currency options, currencies at a time when such sale might be advantageous. In the event of insolvency of the other party, the Portfolio may be unable to liquidate a dealer option.

     Each of the Portfolios (other than Small Cap Value Portfolio) may purchase and write options on foreign currencies as more fully described in "Foreign Currency Exchange Transactions" above. Each of the Portfolios may also purchase or write call options on futures contracts as more fully described in "Options on Futures Contracts" below.

     The Portfolios' use of options may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument--a relatively small investment may lead to much greater losses.

FUTURES CONTRACTS
     Each of the Portfolios (other than Small Cap Value Portfolio) may enter into interest rate futures contracts and/or foreign currency futures contracts. Each of the Portfolios (including Small Cap Value Portfolio) may enter into stock index futures contracts. Such investment strategies may be used for hedging and non-hedging purposes.

     A futures contract is an agreement between two parties for the purchase or sale for future delivery of securities or for the payment or acceptance of a cash settlement based upon changes in the value of the securities or of an index of securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. Futures contracts in the United States have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Futures contracts may also be traded on markets outside the U.S.

     Futures contracts based on debt securities provide for the delivery and acceptance of securities, although such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. Brokerage fees will be incurred when a Portfolio purchases or sells a futures contract. At the same time such a purchase or sale is made, the Portfolio must provide cash or securities as a deposit ("initial deposit") known as "margin." The initial deposit required will vary, but may be as low as 1% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay additional "variation margin" as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into. Interest rate futures, which are typically based on shorter-term interest rates, such as overnight to six-month time periods, settle in cash only rather than by delivery of the underlying instrument.

     A Portfolio may purchase or sell interest rate futures contracts or bond futures contracts to attempt to protect the Portfolio from fluctuations in interest rates, to manage the effective maturity or duration of the Portfolio's investment portfolio in an effort to reduce potential losses, or in an effort to enhance potential gain, without actually buying or selling debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into interest rate futures contracts for the sale of debt securities. Such a sale would have much the same effect as if the Portfolio sold bonds that it owned, or as if the Portfolio sold longer-term bonds and purchased shorter-term bonds. If interest rates did increase, the value of the Portfolio's debt securities would decline, but the value of the futures contracts would increase, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. Similar results could be accomplished by selling bonds, or by selling bonds with longer maturities and investing in bonds with shorter maturities. However, by using futures contracts, the Portfolio avoids having to sell its securities.

     Bond futures may be used for non-hedging purposes. For example, even if the Portfolio were not trying to protect the value of any bonds held by it, if the Manger or a Subadviser anticipates that interest rates are about to rise, depressing future prices of bonds, the Manager or Subadviser may sell bond futures short, closing out the position later at a lower price, if the future prices had fallen, as expected. If the prices had not fallen, the Portfolio would experience a loss and such loss may be unlimited.

     Similarly, when it is expected that interest rates may decline, a Portfolio might enter into futures contracts for the purchase of debt securities. Such a purchase would be intended to have much the same effect as if the Portfolio purchased bonds, or as if the Portfolio sold shorter-term bonds and purchased longer-term bonds. If interest rates did decline, the value of the futures contracts would increase.

     Although futures on individual equity securities are not available in United States markets, futures contracts on individual equity securities may be available in foreign markets, and may be purchased or sold by the Portfolios.

     Each of the Portfolios may buy and sell stock index futures contracts to attempt to increase investment return, to gain stock market exposure while holding cash available for investments and redemptions, or to protect against a decline in the stock market.

     A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at the price agreed upon when the contract is made. A unit is the current value of the stock index.

     The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor's 100 Stock Index (the "S&P 100 Index") is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if a Portfolio enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Portfolio will gain $400 (100 units x gain of $4) reduced by transaction costs. If the Portfolio enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Portfolio will lose $200 (100 units x loss of $2) increased by transaction costs.

     Positions in index futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures.


     Each of the Portfolios (other than Small Cap Value Portfolio) may purchase and sell foreign currency futures contracts to attempt to protect their current or intended foreign investments from fluctuations in currency exchange rates, or for non-hedging purposes, in an attempt to benefit from such fluctuations. Such fluctuations could reduce the dollar value of portfolio securities denominated in foreign currencies, or increase the cost of foreign-denominated securities to be acquired, even if the value of such securities in the currencies in which they are denominated remains constant. A Portfolio may sell futures contracts on a foreign currency, for example, where it holds securities denominated in such currency and it anticipates a decline in the value of such currency relative to the dollar. In the event such decline occurs, the resulting adverse effect on the value of foreign-denominated securities may be offset, in whole or in part, by gains on the futures contracts. A Portfolio may also sell futures contracts in a foreign currency even if it does not hold securities denominated in such currency, if it anticipates a decline in the value of such currency.


     Conversely, the Portfolios could protect against a rise in the dollar cost of foreign-denominated securities to be acquired by purchasing futures contracts on the relevant currency, which could offset, in whole or in part, the increased cost of such securities resulting from a rise in the dollar value of the underlying currencies. Where the Portfolio purchases futures contracts under such circumstances, however, and the prices of securities to be acquired instead decline, the Portfolio will sustain losses on its futures position which could reduce or eliminate the benefits of the reduced cost of portfolio securities to be acquired. The Portfolio could also purchase futures contracts on a currency if it expected the currency to rise in value, even if the Portfolio did not anticipate purchasing securities denominated in that currency.

     Although the use of futures for hedging, if correctly used, may minimize the risk of loss due to a decline in the value of the hedged position (e.g., if a Portfolio sells a futures contract to protect against losses in the debt securities held by the Portfolio), they do not eliminate the risk of loss and at the same time the futures contract limits any potential gain which might result from an increase in value of a hedged position.

     In addition, the ability effectively to hedge all or a portion of a Portfolio's investments through transactions in futures contracts depends on the degree to which movements in the value of the debt securities underlying such contracts correlate with movements in the value of the Portfolio's securities. If the security underlying a futures contract is different than the security being hedged, they may not move to the same extent or in the same direction. In that event, the Portfolio's hedging strategy might not be successful and the Portfolio could sustain losses on these hedging transactions which would not be offset by gains on the Portfolio's other investments or, alternatively, the gains on the hedging transaction might not be sufficient to offset losses on the Portfolio's other investments. It is also possible that there may be a negative correlation between the security underlying a futures contract and the securities being hedged, which could result in losses both on the hedging transaction and the securities. In these and other instances, the Portfolio's overall return could be less than if the hedging transactions had not been undertaken. Similarly, even where a Portfolio enters into futures transactions other than for hedging purposes, the effectiveness of its strategy may be affected by lack of correlation between changes in the value of the futures contracts and changes in value of the underlying securities, currencies or indices.

     The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. There can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract or to meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the ability effectively to use futures transactions for hedging or other purposes.

     The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Investments in futures contracts also entail the risk that if the Manager's or a Subadviser's investment judgment about the general direction of interest rates, equity markets, or other economic factors is incorrect, the Portfolio's overall performance may be poorer than if any such contract had not been entered into. For example, if a Portfolio entered into a futures contract in the belief that interest rates would increase, and interest rates decreased instead, the Portfolio would have offsetting losses in its futures positions. Similarly, if a Portfolio purchased futures contracts expecting a decrease in interest rates and interest rates instead increased, the Portfolio would have losses in its futures positions which would increase the amount of the losses on the securities in its portfolio which would also decline in value because of the increase in interest rates. In addition, in such situations, if the Portfolio has insufficient cash, the Portfolio may have to sell bonds from its investments to meet daily variation margin requirements, possibly at a time when it might disadvantageous to do so.

     CFTC regulations require compliance with certain limitations in order to assure that a Portfolio is not deemed to be a "commodity pool" under such regulations. Generally speaking, CFTC regulations prohibit a Portfolio from purchasing or selling futures contracts (other than for bona fide hedging transactions) if, immediately thereafter, the sum of the amount of initial margin required to establish that Portfolio's non-hedging futures positions and the premiums required to establish positions in options on futures, would exceed 5% of that Portfolio's net assets. These limitations apply only to instruments regulated by the CFTC, and may not apply to all of the Portfolios' transactions in futures contracts.

     Each Portfolio will comply with this CFTC requirement if applicable. In addition, an amount of cash or liquid securities will be maintained by each Portfolio in a segregated account so that the amount so segregated, plus the applicable margin held on deposit, will be approximately equal to the amount necessary to satisfy the Portfolio's obligations under the futures contract, or a Portfolio will otherwise "cover" its positions in accordance with applicable policies and regulations.

     The use of futures contracts may expose a Portfolio to the effects of "leveraging," which occurs when futures are used so that the Portfolio's exposure to the market is greater than it would have been if the Portfolio had invested directly in the underlying securities. "Leveraging" increases a Portfolio's potential for both gain and loss.

OPTIONS ON FUTuRES CONTRACTS
     Each of the Portfolios may purchase and write options to buy or sell futures contracts in which the Portfolio may invest. Such investment strategies may be used for hedging and non-hedging purposes.

     An option on a futures contract provides the holder with the right to enter into a "long" position in the underlying futures contract, in the case of a call option, or a "short" position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearinghouse establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

     A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series (i.e., the same exercise price and expiration date), as the option previously purchased or sold. The difference between the premiums paid and received represents the trader's profits or loss on the transaction.

     Options on futures contracts that are written or purchased by a Portfolio on U.S. exchanges are traded on the same contract market as the underlying futures contract, and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearinghouse. In addition, options on futures contracts may be traded on foreign exchanges.

     The Portfolios may cover the writing of call options on futures contracts
(a) through purchases of the underlying futures contract, (b) through ownership of the instrument, or instruments included in the index underlying the futures contract, or (c) through the holding of a call on the same futures contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or securities in a segregated account. A Portfolio may cover the writing of put options on futures contracts
(a) through sales of the underlying futures contract, (b) through segregation of cash or liquid securities in an amount equal to the value of the security or index underlying the futures contract, (c) through the holding of a put on the same futures contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by a Portfolio in cash or liquid securities in a segregated account. Put and call options on futures contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Upon the exercise of a call option on a futures contract written by a Portfolio, the Portfolio will be required to sell the underlying futures contract which, if the Portfolio has covered its obligation through the purchase of such contract, will serve to liquidate its futures position. Similarly, where a put option on a futures contract written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying futures contract which, if the Portfolio has covered its obligation through the sale of such contract, will close out its futures position.

     The writing of a call option on a futures contract may be used as a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Portfolio will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the Portfolio will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Portfolio's security holdings. Similarly, the writing of a put option on a futures contract may be used as a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Portfolio writes an option on a futures contract and that option is exercised, the Portfolio may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Portfolio's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Portfolio and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the Portfolio bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Portfolio to incur a loss on both the hedging instrument and the futures contract being hedged.

     Each of the Portfolios may purchase options on futures contracts for hedging purposes instead of purchasing or selling the underlying futures contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, a Portfolio could, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by a Portfolio will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, the Portfolio could purchase call options on futures contracts, rather than purchasing the underlying futures contracts.

     Each of the Portfolios may also purchase options on futures contracts for non-hedging purposes, in order to take advantage of projected market advances or declines or changes in interest rates or exchange rates. For example, a Portfolio can buy a call option on a bond futures contract when the Manager or Subadviser believes that the underlying futures contract will rise. If prices do rise, the Portfolio could exercise the option and acquire the underlying futures contract at the strike price or the Portfolio could offset the long call position with a sale and realize a profit. Or, a Portfolio can sell a call option if the Manager or Subadviser believes that futures prices will decline. If prices decline, the call will likely not be exercised and the Portfolio would profit. However, if the underlying futures contract should rise, the buyer of the option would likely exercise the call against the Portfolio and acquire the underlying futures position at the strike price; the Portfolio's loss in this case could be unlimited.

     The Portfolios' use of options on futures contracts may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument -- a relatively small investment may lead to much greater losses.

CONVERTIBLE SECURITIES
     Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock. Convertible securities purchased are not subject to the ratings requirements applicable to a Portfolio's purchase of fixed income investments. For International Portfolio, however, convertible securities will be rated at least A by a nationally recognized statistical rating organization (like Moody's Investors Service, Inc. or Standard & Poor's Ratings Group) or, if unrated, be of comparable quality in the portfolio manager's opinion.

     In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

SWAPS AND RELATED TRANSACTIONS
     Each Portfolio (other than Small Cap Value Portfolio) may enter into interest rate swaps, currency swaps, equity swaps and other types of available swap agreements, such as caps, collars and floors, for the purpose of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest. An equity swap is an agreement to exchange cash flows on a principal amount based on changes in the values of the reference index. A currency swap is an agreement to exchange cash flows on a principal amount based on changes in the values of the currency exchange rates. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.

     A Portfolio will maintain liquid assets with its custodian or otherwise cover its current obligations under swap transactions in accordance with current regulations and policies applicable to the Portfolio.

     The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, equity, currency or other factor that determines the amount of payments to be made under the arrangement. If the Manager or a Subadviser is incorrect in its forecasts of such factors, the investment performance of the Portfolio would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Portfolio, the Portfolio must be prepared to make such payments when due. No Portfolio will enter into any swap unless the Manager or a Subadviser deems the counterparty to be creditworthy. If the counterparty's creditworthiness declined, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Portfolio's risk of loss consists of the net amount of payments that the Portfolio is contractually entitled to receive. Each Portfolio anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.

     Swap agreements are subject to each Portfolio's overall limit that not more than 15% of its net assets may be invested in illiquid securities.

     Engaging in swap and related transactions may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument -- a relatively small investment may lead to much greater losses.

ADDITIONAL DISCLOSURE REGARDING DERIVATIVES
     Transactions in options may be entered into on U.S. exchanges regulated by the SEC, in the over-the-counter market and on foreign exchanges, while forward contracts may be entered into only in the over-the-counter market. Futures contracts and options on futures contracts may be entered into on U.S. exchanges regulated by the CFTC and on foreign exchanges. The securities underlying options and futures contracts traded by a Portfolio may include domestic as well as foreign securities (except in the case of Small Cap Value Portfolio, which does not invest in foreign securities). Investors should recognize that transactions involving foreign securities or foreign currencies, and transactions entered into in foreign countries, may involve considerations and risks not typically associated with investing in U.S. markets.

     Transactions in options, futures contracts, options on futures contracts and forward contracts entered into for non-hedging purposes involve greater risk and could result in losses which are not offset by gains on other portfolio assets. For example, a Portfolio may sell futures contracts on an index of securities in order to profit from any anticipated decline in the value of the securities comprising the underlying index. In such instances, any losses on the futures transactions will not be offset by gains on any portfolio securities comprising such index, as might occur in connection with a hedging transaction.

     The use of certain derivatives, such as futures, forward contracts, and written options may involve leverage for the Portfolios because they create an obligation, or indebtedness, to someone other than the Portfolios' investors and enable a Portfolio to participate in gains and losses on an amount that exceeds its initial investment. If a Portfolio writes a stock put option, for example, it makes no initial investment, but instead receives a premium in an amount equal to a fraction of the price of the underlying stock. In return, the Portfolio is obligated to purchase the underlying stock at a fixed price, thereby being subject to losses on the full stock price.

     Likewise, if a Portfolio purchases a futures contract, it makes an initial margin payment that is typically a small percentage of the contract's price. However, because of the purchase, the Portfolio will participate in gains or losses on the full contract price.

     Other types of derivatives provide the economic equivalent of leverage because they display heightened price sensitivity to market fluctuations, such as changes in stock prices or interest rates. These derivatives magnify a Portfolio's gain or loss from an investment in much the same way that incurring indebtedness does. For example, if a Portfolio purchases a stock call option, the Portfolio pays a premium in an amount equal to a fraction of the stock price, and in return, the Portfolio participates in gains on the full stock price. If there were no gains, the Portfolio generally would lose the entire initial premium.

     Options, futures contracts, options on futures contracts, forward contracts and swaps may be used alone or in combinations in order to create synthetic exposure to securities in which a Portfolio otherwise invests, such as non-U.S. government securities.

     The use of derivatives may increase the amount of taxable income of a Portfolio and may affect the amount, timing and character of a Portfolio's income for tax purposes, as more fully discussed herein in the section entitled "Taxation of each Portfolio."

COMMERCIAL PAPER
     Each Portfolio may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

OTHER INVESTMENT COMPANIES
     Subject to applicable statutory and regulatory limitations, assets of each Portfolio may be invested in shares of other investment companies. Each Portfolio (other than Small Cap Value Portfolio) may invest its assets in closed-end investment companies as permitted by applicable law.

SECURITIES RATED BAA OR BBB
     Each Portfolio may purchase securities rated Baa by Moody's or BBB by Standard & Poor's and securities of comparable quality, which may have poor protection of payment of principal and interest. These securities are often considered to be speculative and involve greater risk of default or price changes than securities assigned a higher quality rating. The market prices of these securities may fluctuate more than higher-rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates.

ADDITIONAL INFORMATION
     At times, a substantial portion of a Portfolio's assets may be invested in securities as to which a Portfolio, by itself or together with other funds and accounts managed by Citibank and its affiliates, holds all or a major portion. Although Citibank generally considers such securities to be liquid because of the availability of an institutional market for such securities, it is possible that, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Portfolio could find it more difficult to sell these securities when Citibank believes it advisable to do so or may be able to sell the securities only at prices lower than if they were more widely held. Under these circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing a Portfolio's net asset value. In order to enforce its rights in the event of a default under such securities, a Portfolio may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations on such securities. This could increase the Portfolio's operating expenses and adversely affect a Portfolio's net asset value.

DEFENSIVE STRATEGIES
     The Portfolios may, from time to time, take temporary defensive positions that are inconsistent with the Portfolios' principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolios may invest without limit in high quality money market and other short-term instruments, and may not be pursuing their investment goals.

                            INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

     The Trust, on behalf of the Portfolios, has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     None of the Portfolios may:

     (1) Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed, or purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value. It is intended that a Portfolio would borrow money only from banks and only to accommodate requests for the repurchase of beneficial interests in the Portfolio while effecting an orderly liquidation of portfolio securities.

     (2) Make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements, fixed time deposits or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions. The purchase of short-term commercial paper or a portion of an issue of debt securities which is part of an issue to the public shall not be considered the making of a loan.

     (3) Purchase securities of any issuer if such purchase at the time thereof would cause with respect to 75% of the total assets of the Portfolio more than 10% of the voting securities of such issuer to be held by the Portfolio, provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that each Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (4) Purchase securities of any issuer if such purchase at the time thereof would cause as to 75% of the Portfolio's total assets more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state), provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that each Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (5) Concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures contracts shall not be subject to this restriction.

     (6) Underwrite securities issued by other persons, except that each Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except in so far as the Portfolio may technically be deemed an underwriter under the Securities Act in selling a security.

     (7) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the foregoing shall not be deemed to preclude a Portfolio from purchasing or selling futures contracts or options thereon, and the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio).

     (8) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     For purposes of restriction (1) above, covered mortgage dollar rolls and arrangements with respect to securities lending are not treated as borrowing.

NON-FUNDAMENTAL RESTRICTIONS

     Each Portfolio does not as a matter of operating policy:

     (i) purchase any securities for the Portfolio at any time at which borrowings exceed 5% of the total assets of the Portfolio (taken at market value), or

     (ii) purchase securities issued by any registered investment company in reliance on the provisions of Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act and the rules and regulations thereunder except to the extent not prohibited by the 1940 Act, rules and regulations thereunder and exemptive orders granted thereunder.

     These policies are not fundamental and may be changed by each Portfolio without the approval of its holders of beneficial interests.

PERCENTAGE AND RATING RESTRICTIONS

     If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities or a later change in the rating of the securities held for the Portfolio will not be considered a violation of policy.

Item 13.  Management of each Portfolio.

     The Trustees and officers of each Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 21 Milk Street, Boston, Massachusetts 02109. The address of each Portfolio is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

                                    TRUSTEES


ELLIOTT J. BERV; 56 -- President and Chief Executive Officer, Catalyst, Inc. (Management Consultants) (since June 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May 1984). His address is 24 Atlantic Drive, Scarborough, Maine.

PHILIP W. COOLIDGE*; 48 -- President of the Portfolios; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc.

MARK T. FINN; 56 -- President and Director, Delta Financial, Inc. (since June
1983); Chairman of the Board and part Owner, FX 500 Ltd. (Commodity Trading Advisory Firm) (April 1990 to February 1996); General Partner and Shareholder, Greenwich Ventures LLC (Investment Partnership) (since January 1996); President, Secretary and Owner, Phoenix Trading Co. (Commodity Trading Advisory
Firm) (since March 1997); Chairman and Owner, Vantage Consulting Group, Inc. (since October 1988). His address is 3500 Pacific Avenue, P.O. Box 539, Virginia Beach, Virginia.

C. OSCAR MORONG, JR.; 64 -- Chairman of the Board of Trustees of the Portfolios; Managing Director, Morong Capital Management (since February 1993); Director, Indonesia Fund (since 1990); Trustee, MAS Funds(since 1993). His address is 1385 Outlook Drive West, Mountainside, New Jersey.

WALTER E. ROBB, III; 73 -- President, Benchmark Consulting Group, Inc. (since
1991); Principal, Robb Associates (Corporate Financial Advisors) (since 1978); President and Treasurer, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since 1989); Trustee of certain registered investment companies in the MFS Family of Funds (since 1985). His address is 35 Farm Road, Sherborn, Massachusetts.

E. KIRBY WARREN; 65 -- Professor of Management, Graduate School of Business, Columbia University (since 1987). His address is Columbia University, Graduate School of Business, 725 Uris Hall, New York, New York.


                                    OFFICERS


PHILIP W. COOLIDGE*; 48 -- President of the Portfolios; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc.

CHRISTINE D. DORSEY*; 29 -- Assistant Secretary and Assistant Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc. (since January
1996); Paralegal and Compliance Officer, various financial companies (July 1992 to January 1996).

LINWOOD C. DOWNS*; 38 -- Treasurer of the Portfolios; Chief Financial Officer and Senior Vice President, Signature Financial Group, Inc.; Treasurer, CFBDS, Inc.

TAMIE EBANKS-CUNNINGHAM*; 27 -- Assistant Secretary of the Portfolios; Office Manager, Signature Financial Group (Cayman) Ltd. (since April 1995); Administrator, Cayman Islands Primary School (prior to April 1995). Her address is P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I.

LINDA T. GIBSON*; 34 -- Secretary of the Portfolios; Senior Vice President, Signature Financial Group, Inc.; Secretary, CFBDS, Inc.

SUSAN JAKUBOSKI*; 35 -- Vice President, Assistant Treasurer and Assistant Secretary of the Portfolios; Vice President, Signature Financial Group (Cayman) Ltd.

MOLLY S. MUGLER*; 48 -- Assistant Secretary and Assistant Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc.; Assistant Secretary, CFBDS, Inc.

JULIE J. WYETZNER*; 40 -- Vice President, Assistant Secretary and Assistant Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc.

     The Trustees and officers of the Portfolios also hold comparable positions with certain other funds for which CFBDS, Inc. ("CFBDS"), each Portfolio's sub-administrator and a wholly-owned subsidiary of Signature Financial Group, Inc., or an affiliate serves as the distributor or administrator. Mr. Coolidge is also a Trustee of CitiFunds Trust I, CitiFunds Trust II and CitiFunds International Trust, open-end investment companies, series of each of which are investors in one or more Portfolios, and each officer of the Portfolios holds the same position with those investment companies.

     The Trustees of the Portfolios received the following remuneration from the Portfolios during their fiscal years ended October 31, 1999:


                           TRUSTEE COMPENSATION TABLE



              Aggregate     Aggregate     Aggregate      Aggregate
               Compen-       Compen-       Compen-        Compen-         Total
               sation        sation        sation         sation         Compen-
              from Large   from Small       from        from Foreign   sation from
              Cap Value    Cap Value     International     Bond         Trust and
              Portfolio    Portfolio       Portfolio      Portfolio      Complex
  Trustee      (1)(2)        (1)(2)          (1)(2)         (1)(2)        (1)(2)

Elliott J.
Berv           $1,270      $1,255          $1,333         $1,364         $69,500
Philip W.
Coolidge         $0          $0              $0             $0              $0
Mark T.
Finn           $2,025      $1,781          $1,919         $1,830         $63,250
C. Oscar
Morong, Jr.    $1,240      $1,105          $1,188         $1,130         $92,000
Walter E.
Robb, III      $1,182      $1,192          $1,260         $1,260         $67,500
E. Kirby
Warren          $867        $810            $845           $845          $62,750




(1) Information relates to the fiscal year ended October 31, 1999.
(2) Messrs. Berv, Coolidge, Finn, Morong, Robb and Warren are trustees of 25, 48, 24, 39, 28 and 39, funds, respectively, in the family of open-end registered investment companies advised or managed by Citibank.


     The Portfolios' Declaration of Trust provides that each Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolios, unless, as to liability to a Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 14.  Control Persons and Principal Holders of Securities.


     As of February 8, 2000, beneficial interests in the Portfolios were held as follows:

                           Large      Small
                           Cap        Cap        Inter-    Foreign
                           Value      Value      national  Bond
                           Portfolio  Portfolio  Portfolio Portfolio


CitiFundsSM Balanced
Portfolio                  46.79%     N/A        N/A       N/A

CitiFunds Balanced
Portfolio, Ltd.            5.14%      N/A        N/A       N/A

CitiFundsSM Small Cap
Value Portfolio            N/A        20.56%     N/A       N/A

CitiFundsSM
International Growth &
Income Portfolio
                           N/A        N/A        12.05%    N/A

CitiFundsSM Growth &
Income Portfolio           15.06%     N/A        N/A       N/A

CitiFunds Growth &
Income Portfolio, Ltd.     9.45%      N/A        N/A       N/A

CitiSelect(R) Folio 100
Income                     0.01%      N/A        N/A       N/A

CitiSelect(R) Folio 200
Conservative               2.45%      5.80%      4.73%     17.78%

CitiSelect(R) Folio 300
Balanced                   5.88%      20.81%     16.74%    32.05%

CitiSelect(R) Folio 400
Growth                     8.27%      29.05%     35.54%    35.54%

CitiSelect(R) Folio 500
Growth Plus                4.17%      14.92%     22.23%    N/A

CitiSelect Folio 100,      0.01%      N/A        N/A       N/A
Ltd. Income

CitiSelect Folio 200,
Ltd. Conservative          0.94%      2.24%      1.85%     6.77%

CitiSelect Folio 300,
Ltd. Balanced              0.98%      3.57%      2.86%     5.42%

CitiSelect Folio 400,
Ltd. Growth                0.55%      1.99%      2.41%     2.44%

CitiSelect Folio 500,
Ltd. Growth Plus           0.30%      1.06%      1.60%     N/A

     The address of each of CitiFunds Balanced Portfolio, Ltd., CitiFunds Growth & Income Portfolio, Ltd. and CitiSelect Ltd. Folios 100-500 is c/o Maples and Calder, P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands, British West Indies.

     The address of each of CitiFunds Balanced Portfolio, CitiFunds Small Cap Value Portfolio, CitiFunds International Growth & Income Portfolio, CitiFunds Growth & Income Portfolio and CitiSelect Folios 100-500 (the "Funds") is 21 Milk Street, Boston, Massachusetts 02109. CitiFunds Small Cap Value Portfolio and CitiFunds Growth & Income Portfolio are series of CitiFunds Trust II; CitiFunds International Growth & Income Portfolio is a series of CitiFunds International Trust; and CitiFunds Balanced Portfolio and CitiSelect Folios 100-500 are series of CitiFunds Trust I. CitiFunds Trust I, CitiFunds Trust II and CitiFunds International Trust are each Massachusetts business trusts and are registered under the 1940 Act as investment companies.


     The Funds have informed the appropriate Portfolios that whenever requested to vote on matters pertaining to the Portfolios (other than a vote to continue the Portfolios following the withdrawal of an investor) each will hold a meeting of shareholders and will cast its vote as instructed by its shareholders when its Trustees deem it to be necessary or desirable. Notwithstanding the foregoing, at any meeting of shareholders of a Fund, a service agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with instructions it received for all other shares of which that service agent is the holder of record.

Item 15.  Investment Advisory and Other Services.

     Citibank manages the assets of each Portfolio pursuant to separate management agreements relating to each Portfolio ("Management Agreements"). Subject to such policies as the Board of Trustees may determine, Citibank manages the securities of each Portfolio and makes investment decisions for each Portfolio. Citibank furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for each Portfolio. Each Management Agreement with the Trust provides that Citibank may delegate the daily management of the securities of each Portfolio to one or more subadvisers. The Management Agreement for each of the Portfolios continues in effect for an initial two-year period and thereafter from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Portfolios who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     Citibank provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Trust's independent contractors and agents; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; and arranging for the maintenance of books and records of the Trust. Trustees, officers, and investors in the Trust are or may be or may become interested in Citibank, as directors, officers, employees, or otherwise and directors, officers and employees of Citibank are or may become similarly interested in the Trust.

     Each Management Agreement provides that Citibank may render services to others. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Management Agreement provides that neither Citibank nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreements, Citibank receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio for that Portfolio's then-current fiscal year, less the aggregate amount (if any) payable by that Portfolio to one or more Subadvisers pursuant to investment advisory or submanagement agreements between the Portfolio and such Subadvisers.

     Large Cap Value Portfolio                 0.60%
     Small Cap Value Portfolio                 0.75%
     International Portfolio                   0.80%
     Foreign Bond Portfolio                    0.55%

     If the aggregate investment advisory or subadvisory fee payable by any of the Portfolios listed above to the Subadviser or Subadvisers of that Portfolio exceeds the percentage for that Portfolio in the chart above, Citibank will pay the amount of such excess to the applicable Subadviser or Subadvisers on the Portfolio's behalf.

     Citibank may voluntarily agree to waive a portion of its management fee from any Portfolio.


     The fees paid to Citibank under the Management Agreements with respect to Portfolios listed below for the periods indicated below were as follows:

                                 November 1, 1997
                                 (commencement of
                                 operations) to             Year Ended
Portfolio                        October 31, 1998           October 31, 1999

Large Cap Value Portfolio        $266,423                   $380,698

Small Cap Value Portfolio        $396,874                   $264,279

International Portfolio          $922,580                   $547,248 (of which
                                                            $46,155 was
                                                            voluntarily waived)

Foreign Bond Portfolio           $566,750                   $343,911



     The Trust has entered into separate Submanagement Agreements with the Subadvisers listed below for the Portfolios. Each Subadviser's compensation is payable by the applicable Portfolio (with a corresponding reduction in Citibank's management fee).



Large Cap Value Portfolio                SSB Citi Fund Management LLC (formerly
                                         known as SSBC Fund Management, Inc.) (SSB
                                         Citi)

Small cap value securities of the        Small Franklin Advisory Services LLC formerly known
Cap Value Portfolio                      as Franklin Advisory Services, Inc.)

International Portfolio                  Hotchkis and Wiley


Foreign Bond Portfolio                   Salomon Brothers Asset Management Limited
                                         (SBAM)

     For their services to the Portfolios listed below, the Subadvisers listed below receive a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio allocated to the Subadviser for that Portfolio's then-current fiscal year. These fees reduce the fee payable to Citibank by the Portfolios as described above.

Large Cap Value Portfolio
SSB Citi Fund Management LLC          0.65% on the first $10 million;
                                      0.50% on the next $10 million;
                                      0.40% on the next $10 million; and
                                      0.30% on remaining assets

Small Cap Value Portfolio
Franklin Advisory Services LLC        0.55% on first $250 million;
                                      0.50% on remaining assets


International Portfolio
Hotchkis and Wiley                    0.60% on first $10 million;
                                      0.55% on next $40 million;
                                      0.45% on next $100 million;
                                      0.35% on next $150 million;
                                      0.30% on remaining assets

Salomon Brothers Asset Management
Limited                               0.30% on the first $200 million;
                                      0.25% on assets over $200 million

     It is the responsibility of the Subadviser to make the day-to-day investment decisions for their allocated assets of the Portfolios, and to place the purchase and sales orders for securities transactions concerning those assets, subject in all cases to the general supervision of Citibank. Each Subadviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the assets of the Portfolios allocated to it and effecting securities transactions concerning those assets.


     Each Submanagement Agreement will continue in effect for an initial two-year period and thereafter as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust as to that Portfolio or by a vote of a majority of the outstanding voting securities of that Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to the Submanagement Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Submanagement Agreement.


     Each Submanagement Agreement provides that the applicable Subadviser may render services to others. Each Submanagement Agreement is terminable as to any Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust, when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Submanagement Agreement may be terminated by the applicable Subadviser on not less than 90 days' written notice. Each Submanagement Agreement provides that neither the Subadviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for any Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Submanagement Agreement.


     The aggregate fees paid to each of the Subadvisers listed below under the Submanagement Agreements for the periods indicated below were as follows:


                              November 1, 1997
                              (commencement of
                              operations) to           Year Ended
Subadviser                    October 31, 1998         October 31, 1999

Franklin Advisory Services
LLC                           $1,091,403               $726,766

Hotchkis and Wiley            $1,082,007               $769,986

SSB Citi                      N/A                      $420,678 (for the
                                                       period from 1/22/99 to
                                                       10/31/99)

SBAM                          N/A                      $200,250 (for the
                                                       period from 3/1/99 to
                                                       10/31/99)

     Miller Anderson & Sherrerd, LLP, former Subadviser to Large Cap Value Portfolio, received aggregate fees in the amount of $511,730 under a submanagement agreement with respect to Large Cap Value Portfolio for the period from November 1, 1997 to October 31, 1998 and $116,277 for the period from November 1, 1998 to January 21, 1999. Pacific Investment Management Company, former Subadviser to Foreign Bond Portfolio, received aggregate fees in the amount of $900,009 under a submanagement agreement with respect to Foreign Bond Portfolio for the period from November 1, 1997 to October 31, 1998 and $284,399 for the period from November 1, 1998 to February 28, 1999.

     In addition to amounts payable under the Management Agreements, each Portfolio is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Citibank or CFBDS, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums. For the fiscal year ended October 31, 1999, the Portfolios' total expenses, expressed as a percentage of each Portfolio's average daily net assets, were as follows: Large Cap Value Portfolio: 0.75%; Small Cap Value
Portfolio: 0.86%; International Portfolio: 0.95%; and Foreign Bond Portfolio:
0.72%.

     Pursuant to a services agreement with Citibank, CFBDS performs such sub-administrative duties for the Trust as from time to time are agreed upon by

Citibank and CFBDS. For performing such sub-administrative services, CFBDS receives compensation as from time to time is agreed upon by Citibank and CFBDS, not in excess of the amount paid to Citibank for its services under the Management Agreements with the Trust. All such compensation is paid by Citibank.


     The Trust, on behalf of the Portfolios, has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. The Trust, on behalf of the Portfolios, also has entered into a Portfolio Accounting Agreement with State Street Cayman Trust Company, Ltd. ("State Street Cayman") pursuant to which State Street Cayman provides fund accounting services for each Portfolio. State Street Cayman also provides transfer agency services to each Portfolio.

     The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, British West Indies.

     PricewaterhouseCoopers LLP are the chartered accountants for the Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The address of PricewaterhouseCoopers LLP is Suite 3000, Box 82, Royal Trust Towers, Toronto Dominion Center, Toronto, Ontario, Canada M5K 1G8.

     Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, acts as counsel to the Trust.

Item 16.  Brokerage Allocation and Other Practices.


     Citibank or the applicable Subadviser trades securities for a Portfolio if it believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objectives. Changes in the Portfolio's investments are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of turnover is not a limiting factor when changes are appropriate. Specific decisions to purchase or sell securities for each Portfolio are made by a portfolio manager who is an employee of Citibank or a Subadviser and who is appointed and supervised by senior officers of Citibank or by a Subadviser. The portfolio manager or Subadviser may serve other clients in a similar capacity.

     In connection with the selection of brokers or dealers and the placing of portfolio securities transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which Citibank, the Subadvisers or their affiliates exercise investment discretion. Citibank and the Subadvisers are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Citibank or a Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Citibank, the Subadvisers, or their affiliates have with respect to accounts over which they exercise investment discretion.

     The management fee that each Portfolio pays to Citibank or a Subadviser will not be reduced as a consequence of Citibank's or the Subadviser's receipt of brokerage and research services. While such services are not expected to reduce the expenses of Citibank or a Subadviser, Citibank or a Subadviser would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

     In certain instances there may be securities that are suitable as an investment for a Portfolio as well as for one or more of Citibank's or the Subadvisers' other clients. Investment decisions for each Portfolio and for Citibank's and the Subadvisers' other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for a Portfolio. When purchases or sales of the same security for a Portfolio and for other portfolios managed by Citibank or a Subadviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.


     The Portfolios paid the following brokerage commissions for the periods indicated below:

                                 November 1, 1997
                                 (commencement of
                                 operations) to             Year Ended
Portfolio                        October 31, 1998           October 31, 1999

Large Cap Value Portfolio        $259,903                   $163,985

Small Cap Value Portfolio        $464,357                   $503,839

International Portfolio          $575,320                   $424,438

Foreign Bond Portfolio           $0                         $0



Item 17.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. Each Portfolio is a series of the Trust. Investors in each Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of that Portfolio. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in a Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in a Portfolio may not be transferred.

     Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in a Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when it is required to do so by law, or in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the bankruptcy or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

     Each Portfolio is a series of the Trust, organized as a trust under the laws of the State of New York. The Declaration of Trust provides that each Portfolio shall maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

     The Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each business day. As of the close of regular trading on the New York Stock Exchange, on days during which the Exchange is open for trading, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following business day of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

     The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). As set forth above, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

     For the purpose of calculating a Portfolio's net asset value, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities for which there are no such valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the Exchange and may also take place on days on which the Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when a Portfolio's net asset value is calculated, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.

     Interest income on long-term obligations held for a Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued less amortization of premium.

     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests were to receive a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19.  Taxation of each Portfolio.

     The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a separate partnership for U.S. federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax. The Portfolios' taxable years end October 31. Although the Portfolios are not subject to U.S. federal income tax, they file appropriate U.S. federal income tax returns.


     A Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust does not anticipate that investors qualifying as RICs and investing substantially all of their assets in a Portfolio (with the possible exception of International Portfolio and Foreign Bond Portfolio) will be able to passthrough to their shareholders any foreign tax credit or deduction with respect to the foreign withholding taxes paid by the Portfolio, if any.


     Each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expenses, capital gains and losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor in that Portfolio will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

     The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in a Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of a Portfolio's assets as if those requirements were directly applicable to such Portfolio and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investment by a Portfolio in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. A Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on any RICs investing in the Portfolio, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold.

     A Portfolio's transactions in options, foreign currency forward contracts, futures contracts, short sales and swaps and related transactions, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for a Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, futures contracts, short sales and swaps and related transactions to the extent necessary to enable any investor that is a RIC to meet the requirements of Subchapter M of the Code.

     There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

     The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or foreign tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

Item 20. Underwriters.

     The exclusive placement agent for each Portfolio is CFBDS, which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 21.  Calculation of Performance Data.

     Not applicable.

Item 22.  Financial Statements.


     The financial statements contained in the Annual Report of the Portfolios, as filed with the Securities and Exchange Commission on December 30, 1999 (Accession Number 0000930413-99-001566), for the fiscal years ended October 31, 1999 are incorporated by reference into this Part B.

     A copy of the Annual Report of the Portfolios accompanies this Part B.

                                     PART C

Item 23.  Exhibits.


           *  a(1)            Declaration of Trust of the Trust
    **** and  a(2)            Amendment to Declaration of Trust of the Trust
       filed
    herewith
     **,***,  a(3)            Amended and Restated Designation of Series of
       ****,                  Beneficial Interests of the Trust
       *****
          **  b               By-laws of the Trust
        ****  d(1)            Management Agreements between the Registrant
                              and Citibank, N.A., as investment adviser
       *****  d(2)            Sub-Management Agreements
              d(3)            Sub-Management Agreement between the
                              Registrant on behalf of Large Cap Value
                              Portfolio and SSB Citi Fund Management LLC
                              (formerly known as SSBC Fund Management,
                              Inc.)
     *******  d(4)            Sub-Management Agreement between the
                              Registrant on behalf of Foreign Bond Portfolio and Salomon Brothers Asset Management
                              Limited


        ****  e(1)            Placement Agency Agreement between the
                              Registrant and CFBDS, Inc., as exclusive
                              placement agent
       *****  e(2)            Letter Agreement adding Large Cap Value
                              Portfolio, Small Cap Value Portfolio,
                              International Portfolio and Foreign Bond
                              Portfolio (collectively, the "Portfolios") to the
                              Placement Agency Agreement
         ***  g(1)            Custodian Contract between the Registrant and
                              State Street Bank and Trust Company ("State
                              Street"), as custodian
       *****  g(2)            Letter Agreement adding the Portfolios to the
                              Custodian Contract between the Registrant and
                              State Street, as custodian
         ***  h(1)            Accounting Services Agreement between The
                              Premium Portfolios and State Street Cayman
                              Trust Company, Ltd. ("State Street Cayman")

       *****  h(2)            Letter Agreement adding the Portfolios to the
                              Accounting Services Agreement between the
                              Registrant and State Street Cayman
      ******  h(3)            Services Agreement between Citibank, N.A. and
                              CFBDS, Inc.


------------------

      * Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on December 20, 1995.

     ** Incorporated herein by reference to Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on February 28, 1996.

    *** Incorporated herein by reference to Amendment No. 2 to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on May 1, 1997.

   **** Incorporated herein by reference to Amendment No. 3 to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on October 31, 1997.

  ***** Incorporated herein by reference to Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on March 2, 1998.

 ****** Incorporated herein by reference to Amendment No. 5 to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on March 1, 1999.

******* Incorporated herein by reference to Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on April 29, 1999.

Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not  applicable.

Item 25.  Indemnification.

     Reference is hereby made to Article V of the Declaration of Trust of the Registrant, as filed as an exhibit to its initial Registration Statement on Form N-1A.

     The Trustees and officers of the Trust are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

Item 26.  Business and Other Connections of Investment Adviser.


     Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly owned subsidiary of Citigroup Inc. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): The Premium Portfolios (High Yield Portfolio, U.S. Fixed Income Portfolio, Large Cap Growth Portfolio, International Equity Portfolio, Government Income Portfolio and Small Cap Growth Portfolio), Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Cash Reserves Portfolio, CitiFundsSM Multi-State Tax Free Trust (CitiFundsSM New York Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves and CitiFundsSM California Tax Free Reserves), CitiFundsSM Tax Free Income Trust (CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio and CitiFundsSM California Tax Free Income Portfolio), CitiFundsSM Institutional Trust (CitiFundsSM Institutional Cash Reserves) and Variable Annuity Portfolios (CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth, CitiSelect VIP Folio 500 Growth Plus and CitiFundsSM Small Cap Growth VIP Portfolio). Citibank and its affiliates manage assets in excess of $351 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

     John S. Reed is the Chairman of the Board and a Director of Citibank. Victor J. Menezes is the President and a Director of Citibank. William R. Rhodes and H. Onno Ruding are Vice Chairmen and Directors of Citibank. The other Directors of Citibank are Paul J. Collins, Vice Chairman of Citigroup Inc. and Robert I. Lipp, Chairman and Chief Executive Officer of The Travelers Insurance Group Inc. and of Travelers Property Casualty Corp.


     Each of the individuals named above is also a Director of Citigroup Inc. In addition, the following persons have the affiliations indicated:

Paul J. Collins               Director, Kimberly-Clark Corporation

Robert I. Lipp                Chairman, Chief Executive Officer and President,
                              Travelers Property Casualty Corp.

John S. Reed                  Director, Monsanto Company
                              Director, Philip Morris Companies
                               Incorporated
                              Stockholder, Tampa Tank & Welding, Inc.

William R. Rhodes             Director, Private Export Funding
                               Corporation

H. Onno Ruding                Supervisory Director, Amsterdamsch
                               Trustees Cantoor B.V.
                              Director, Pechiney S.A.
                               Advisory Director, Unilever NV and Unilever PLC
                              Director, Corning Incorporated


     Franklin Advisory Services LLC (formerly, Franklin Advisory Services, Inc.) ("Franklin"), a sub-adviser of the Registrant, maintains its principal office at One Parker Plaza, 16th Floor, Fort Lee, New Jersey 07024. Franklin, a Delaware corporation incorporated in 1996, is a registered investment adviser under the Investment Advisers Act of 1940 and is a wholly-owned subsidiary of Franklin Resources, Inc., a publicly owned holding company. Franklin is an investment adviser to various open-end and closed-end investment companies.

     William J. Lippman is the President and Director of Franklin Advisory Services LLC. Mr. Lippman holds a master of business administration degree from New York University and a bachelor of business administration degree from City College of New York. Mr. Lippman also serves as Senior Vice President of Franklin Resources, Inc. and Franklin Management, Inc. and has been with the Franklin Templeton Group since 1988. Prior to joining Franklin Advisers LLC, Mr. Lippman was president of L.F. Rothschild Fund Management, Inc. and has been in the securities industry for over 30 years.


     Each of the individuals named below is an officer and/or Director of Franklin and has the affiliations indicated:


Name:                                   Affiliations:


William J. Lippman                      Senior Vice President, Franklin Resources, Inc.
 President and Director                 Senior Vice President, Franklin Advisers LLC
                                        Senior Vice President, Franklin Templeton
                                           Distributors, Inc.
                                        Senior Vice President, Franklin Management, Inc.


                                        Mr. Lippman also serves as officer and/or director or
                                        trustee of eight of the investment companies in the
                                        Franklin Group of Funds.


Charles B. Johnson                      President, Chief Executive Officer and Director,
 Chairman of the Board and                 Franklin Resources, Inc.
 Director                               Chairman of the Board and Director, Franklin
                                           Advisers LLC
                                        Chairman of the Board and Director, Franklin
                                           Investment Advisory Services, Inc.
                                        Chairman of the Board and Director, Franklin
                                           Templeton Distributors, Inc.
                                        Director, Franklin/Templeton Investor Services, Inc.
                                        Director, Franklin Templeton Services, Inc.
                                        Director, General Host Corporation


                                        Mr. Johnson also serves as officer and/or director or
                                        trustee, as the case may be, of most of the other
                                        subsidiaries of Franklin Resources, Inc. and of 54 of
                                        the investment companies in the Franklin Templeton
                                        Group of Funds.


Rupert H. Johnson, Jr.                   Executive Vice President and Director, Franklin
 Senior Vice President and                  Resources, Inc.
Director                                 Executive Vice President and Director, Franklin
                                            Templeton Distributors, Inc.
                                         President and Director, Franklin Advisers LLC
                                         Senior Vice President and Director, Franklin
                                            Investment Advisory Services, Inc.
                                         Director, Franklin/Templeton Investor Services, Inc.



                                         Mr. Johnson also serves as officer and/or director,
                                         trustee or managing general partner, as the case may
                                         be, of most other subsidiaries of Franklin Resources,
                                         Inc. and of 60 of the investment companies in the
                                         Franklin Templeton Group of Funds.


Deborah R. Gatzek                        Senior Vice President and General Counsel, Franklin
 Vice President and Assistant               Resources, Inc.
    Secretary                            Senior Vice President, Franklin Templeton
                                            Distributors, Inc.
                                         Vice President, Franklin Advisers LLC
                                         Vice President, Franklin Investment Advisory
                                            Services, Inc.


                                         Ms. Gatzek also serves as officer of 60 of the
                                         investment companies in the Franklin Templeton
                                         Group of Funds.


Martin L. Flanagan                       Senior Vice President, Chief Financial Officer and
    Treasurer                               Treasurer, Franklin Resources, Inc.
                                         Executive Vice President, Templeton Worldwide,
                                            Inc.
                                         Senior Vice President and Treasurer, Franklin
                                            Advisers LLC
                                         Senior Vice President and Treasurer, Franklin
                                            Templeton Distributors, Inc.
                                         Senior Vice President, Franklin/Templeton Investor
                                            Services, Inc.
                                         Treasurer, Franklin Investment Advisory Services,
                                            Inc.


                                         Mr. Flanagan also serves as officer of most other
                                         subsidiaries of Franklin Resources, Inc. and officer,
                                         director and/or trustee of 60 of the investment
                                         companies in the Franklin Templeton Group of
                                         Funds.

Leslie M. Kratter                        Vice President, Franklin Resources, Inc.
    Secretary                            Vice President, Franklin Institutional Services
                                            Corporation
                                         President and Director, Franklin/Templeton Travel,
                                            Inc.


     Hotchkis and Wiley, a division of the Capital Management Group of Merrill Lynch Asset Management, L.P. ("Hotchkis"), a sub-adviser of the Registrant, maintains its principal office at 725 South Figuera Street, Suite 4000, Los Angeles, California 90017-5400. Harry Hartford and Sarah Ketterer manage international equity accounts and are also responsible for international investment research. Each serves on the Investment Policy Committee at Hotchkis. Prior to joining Hotchkis, Mr. Hartford was with the Investment Bank of Ireland, where he gained 10 years of experience in both international and global equity management. Prior to joining Hotchkis, Ms. Ketterer was an associate with Bankers Trust and an analyst at Dean Witter.

     Hotchkis became a division of the Capital Management Group of Merrill Lynch Asset Management, L.P. upon the completion of the sale by Hotchkis and Wiley, a Delaware Limited Liability Company and the general partner of Hotchkis & Wiley, a California limited partnership, of all of the partnership interests in Hotchkis & Wiley to Merrill Lynch & Co., Inc., a Delaware corporation, in November of 1996.

     Following are the managing personnel of Hotchkis:

Name and Position:              Other Affiliations:

John F. Hotchkis                Trustee, Hotchkis and Wiley Funds
  Portfolio Manager             Board of Governors, The Music Center
  Chairman                      Director, The Music Center Foundation
                                Director, Los Angeles Philharmonic Orchestra
                                Director, Big Brothers of Greater Los Angeles
                                Director, Executive Service Corps of Southern
                                 California
                                Director, KCET Director, Teach for America
                                Trustee, The Lawrenceville School
                                Trustee, Robert Louis Stevenson School
                                Director, Fountainhead Water Company, Inc.

Michael L. Quinn                Head of Merrill Lynch Capital Management Group
  Chief Executive Officer



     For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of SSB Citi Fund Management LLC ("SSB Citi"), a subadviser of Large Cap Value Portfolio, a series of the Registrant, reference is made to SSB Citi's current Form ADV (File No. 801-8314) filed under the Advisers Act, incorporated herein by reference.

     For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of Salomon Brothers Asset Management Limited ("SBAM"), a subadviser of Foreign Bond Portfolio, a series of the Registrant, reference is made to SBAM's current Form ADV (File No. 801-43335) filed under the Advisers Act, incorporated herein by reference.



Item 27.  Principal Underwriters.


     (a) CFBDS, the Registrant's placement agent, is also the distributor for CitiFundsSM International Growth & Income Portfolio, CitiFundsSM International Growth Portfolio, CitiFundsSM U.S. Treasury Reserves, CitiFundsSM Cash Reserves, CitiFundsSM Premium U.S. Treasury Reserves, CitiFundsSM Premium Liquid Reserves, CitiFundsSM Institutional U.S. Treasury Reserves, CitiFundsSM Institutional Liquid Reserves, CitiFundsSM Institutional Cash Reserves, CitiFundsSM Tax Free Reserves, CitiFundsSM Institutional Tax Free Reserves, CitiFundsSM California Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves, CitiFundsSM New York Tax Free Reserves, CitiFundsSM Intermediate Income Portfolio, CitiFundsSM Short-Term U.S. Government Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio, CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM California Tax Free Income Portfolio, CitiFundsSM Small Cap Value Portfolio, CitiFundsSM Large Cap Growth Portfolio, CitiFundsSM Small Cap Growth Portfolio, CitiFundsSM Balanced Portfolio, CitiSelect Folio 100 Income, CitiSelect Folio 200 Conservative, CitiSelect Folio 300 Balanced, CitiSelect Folio 400 Growth, CitiSelect Folio 500 Growth Plus, CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth, CitiSelect VIP Folio 500 Growth Plus and CitiFundsSM Small Cap Growth VIP Portfolio. CFBDS is also the placement agent for High Yield Portfolio, U.S. Fixed Income Portfolio, Government Income Portfolio, International Equity Portfolio, Large Cap Growth Portfolio, Small Cap Growth Portfolio, Tax Free Reserves Portfolio, Cash Reserves Portfolio and U.S. Treasury Reserves Portfolio. CFBDS also serves as the distributor for the following funds: The Travelers Fund U for Variable Annuities, The Travelers Fund VA for Variable Annuities, The Travelers Fund BD for Variable Annuities, The Travelers Fund BD II for Variable Annuities, The Travelers Fund BD III for Variable Annuities, The Travelers Fund BD IV for Variable Annuities, The Travelers Fund ABD for Variable Annuities, The Travelers Fund ABD II for Variable Annuities, The Travelers Separate Account PF for Variable Annuities, The Travelers Separate Account PF II for Variable Annuities, The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account TM for Variable Annuities, The Travelers Separate Account TM II for Variable Annuities, The Travelers Separate Account Five for Variable Annuities, The Travelers Separate Account Six for Variable Annuities, The Travelers Separate

Account Seven for Variable Annuities, The Travelers Separate Account Eight for Variable Annuities, The Travelers Fund UL for Variable Annuities, The Travelers Fund UL II Variable Annuities, The Travelers Variable Life Insurance Separate Account One, The Travelers Variable Life Insurance Separate Account Two, The Travelers Variable Life Insurance Separate Account Three, The Travelers Variable Life Insurance Separate Account Four, The Travelers Separate Account MGA, The Travelers Separate Account MGA II, The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Timed Growth and Income Stock Account for Variable Annuities, The Travelers Timed Short-Term Bond Account for Variable Annuities, The Travelers Timed Aggressive Stock Account for Variable Annuities, The Travelers Timed Bond Account for Variable Annuities, Small Cap Fund, Government Fund, Growth Fund, Growth and Income Fund, International Equity Fund, Mid Cap Fund, Municipal Bond Fund, Select Small Cap Portfolio, Select Government Portfolio, Select Growth Portfolio, Select Growth and Income Portfolio, Select Mid Cap Portfolio, Balanced Investments, Emerging Markets Equity Investments, Government Money Investments, High Yield Investments, Intermediate Fixed Income Investments, International Equity Investments, International Fixed Income Investments, Large Capitalization Growth Investments, Large Capitalization Value Equity Investments, Long- Term Bond Investments, Mortgage Backed Investments, Municipal Bond Investments, S&P 500 Index Investments, Small Capitalization Growth Investments, Small Capitalization Value Equity Investments, Multi-Sector Fixed Income Investments, Multi-Strategy Market Neutral Investments, Appreciation Portfolio, Diversified Strategic Income Portfolio, Emerging Growth Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth & Income Portfolio, Intermediate High Grade Portfolio, International Equity Portfolio, Money Market Portfolio, Total Return Portfolio, Smith Barney Adjustable Rate Government Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Balanced Portfolio, Conservative Portfolio, Growth Portfolio, High Growth Portfolio, Income Portfolio, Global Portfolio, Select Balanced Portfolio, Select Conservative Portfolio, Select Growth Portfolio, Select High Growth Portfolio, Select Income Portfolio, Concert Social Awareness Fund, Smith Barney Large Cap Blend Fund, Smith Barney Fundamental Value Fund Inc., Large Cap Value Fund, Short-Term High Grade Bond Fund, U.S. Government Securities Fund, Smith Barney Balanced Fund, Smith Barney Convertible Fund, Smith Barney Diversified Strategic Income Fund, Smith Barney Exchange Reserve Fund, Smith Barney High Income Fund, Smith Barney Municipal High Income Fund, Smith Barney Premium Total Return Fund, Smith Barney Total Return Bond Fund, Cash Portfolio, Government Portfolio, Municipal Portfolio, Concert Peachtree Growth Fund, Smith Barney Contrarian Fund, Smith Barney Government Securities Fund, Smith Barney Hansberger Global Small Cap Value Fund, Smith Barney Hansberger Global Value Fund, Smith Barney Investment Grade Bond Fund, Smith Barney Premier Selections Fund, Smith Barney Small Cap Value Fund, Smith Barney Small Cap Growth Fund, Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney S&P 500 Index Fund, Smith Barney Mid Cap Blend Fund, Smith Barney EAFE Index Fund, Smith Barney US 5000 Index Fund, Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Cash Portfolio, Government Portfolio, Retirement Portfolio, California Money Market Portfolio, Florida Portfolio, Georgia Portfolio, Limited Term Portfolio, National Portfolio, Massachusetts Money Market Portfolio, New York Money Market Portfolio, New York Portfolio, Pennsylvania Portfolio, Smith Barney Municipal Money Market Fund, Inc., Smith Barney Natural

Resources Fund Inc., Smith Barney Financial Services Fund, Smith Barney Health Sciences Fund, Smith Barney Technology Fund, Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Zeros Plus Emerging Growth Series 2000, Smith Barney Security and Growth Fund, Smith Barney Small Cap Blend Fund, Inc., Smith Barney Telecommunications Income Fund, Income and Growth Portfolio, Reserve Account Portfolio, U.S. Government/High Quality Securities Portfolio, Emerging Markets Portfolio, European Portfolio, Global Government Bond Portfolio, International Equity Portfolio, Pacific Portfolio, AIM Capital Appreciation Portfolio, Smith Aggressive Growth Portfolio, Smith Mid Cap Portfolio, Alliance Growth Portfolio, INVESCO Global Strategic Income Portfolio, MFS Total Return Portfolio, Putnam Diversified Income Portfolio, Smith Barney High Income Portfolio, Smith Barney Large Cap Value Portfolio, Smith Barney International Equity Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Money Market Portfolio, Smith Barney Pacific Basin Portfolio, Travelers Managed Income Portfolio, Van Kampen Enterprise Portfolio, Centurion U.S. Equity Fund, Centurion International Equity Fund, Centurion U.S. Contra Fund, Centurion International Contra Fund, Global High-Yield Bond Fund, International Equity Fund, Emerging Opportunities Fund, Core Equity Fund, Long-Term Bond Fund, Global Dimensions Fund L.P., Citicorp Private Equity L.P., AIM V.I. Capital Appreciation Fund, AIM V.I. Government Series Fund, AIM V.I. Growth Fund, AIM V.I. International Equity Fund, AIM V.I. Value Fund, Fidelity VIP Growth Portfolio, Fidelity VIP High Income Portfolio, Fidelity VIP Equity Income Portfolio, Fidelity VIP Overseas Portfolio, Fidelity VIP II Contrafund Portfolio, Fidelity VIP II Index 500 Portfolio, MFS World Government Series, MFS Money Market Series, MFS Bond Series, MFS Total Return Series, MFS Research Series, MFS Emerging Growth Series, Salomon Brothers Institutional Money Market Fund, Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers International Equity Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Large Cap Growth Fund, Salomon Brothers Balanced Fund, Salomon Brothers Asia Growth Fund, Salomon Brothers Capital Fund Inc, Salomon Brothers Investors Value Fund Inc, Salomon Brothers Opportunity Fund Inc, Salomon Brothers Institutional High Yield Bond Fund, Salomon Brothers Institutional Emerging Markets Debt Fund, Salomon Brothers Variable Investors Fund, Salomon Brothers Variable Capital Fund, Salomon Brothers Variable Total Return Fund, Salomon Brothers Variable High Yield Bond Fund, Salomon Brothers Variable Strategic Bond Fund, Salomon Brothers Variable U.S. Government Income Fund, Salomon Brothers Variable Asia Growth Fund, and Salomon Brothers Variable Small Cap Growth Fund.

     (b) The information required by this Item 27 with respect to each director and officer of CFBDS, Inc. is incorporated by reference to Schedule A of Form BD filed by CFBDS, Inc. pursuant to the Securities and Exchange Act of 1934 (File No. 8-32417).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Name                                         Address

State Street Bank and Trust Company          225 Franklin Street
(custodian)                                  Boston, MA  02110

State Street Cayman Trust Company, Ltd.      P.O. Box 2508 GT
(accounting services agent)                  Grand Cayman, Cayman Islands

Citibank, N.A.                               153 East 53rd Street
(investment manager and administrator)       New York, NY 10043

CFBDS, Inc.                                  c/o Signature Financial Group
   (placement agent)                           (Cayman) Ltd.
                                             Elizabethan Square
                                             George Town, Grand Cayman
                                             Cayman Islands BWI

Item 29.  Management Services.

     Not applicable.

Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on the 28th day of February, 2000.


                                     ASSET ALLOCATION PORTFOLIOS



                                     By:   Tamie Ebanks-Cunningham
                                           --------------------------------
                                           Tamie Ebanks-Cunningham
                                           Assistant Secretary of
                                           Asset Allocation Portfolios

                                 EXHIBIT INDEX


Exhibit
No.:            Description:

a(2)            Amendment to Declaration of Trust of the Trust

d(3)            Sub-Management Agreement between the
                Registrant on behalf of Large Cap Value
                Portfolio and SSB Citi Fund Management LLC
                (formerly known as SSBC Fund Management,
                Inc.)